                                   SONUS CORP.
                         -------------------------------

                          SECURITIES PURCHASE AGREEMENT
                         -------------------------------

                 2,500,000 Series B Convertible Preferred Shares
                         -------------------------------





                           Dated as of October 1, 1999

                                Table of Contents
                                -----------------

Section
-------

1. Sale and Purchase...........................................................1
2. Closing; Payment of Purchase Price..........................................1
3. Representations and Warranties of the Company...............................2
         (a) Organization; Good Standing.......................................2
         (b) Governmental Authority............................................3
         (c) Authorization of Agreements.......................................3
         (d) Capitalization....................................................4
         (e) Authorization of Convertible Shares and Warrants..................4
         (f) Consents and Approvals............................................5
         (g) Noncontravention..................................................5
         (f) Consents and Approvals............................................5
         (h) Change in Ownership...............................................6
         (i) Litigation........................................................6
         (j) Reports and Financial Statements..................................7
         (k) Liabilities.......................................................7
         (l) Material Contracts................................................8
         (m) Employees.........................................................8
         (n) Employee Benefit Plans............................................9
         (o) Patents, Licenses, etc...........................................10
         (p) Taxes............................................................10
         (q) Properties.......................................................11
         (r) Condition of Properties..........................................11
         (s) Insurance........................................................12
         (t) No Adverse Change................................................12
         (u) Transactions with Related Parties................................12
         (v) Interest in Competitors..........................................12
         (w) Registration Rights..............................................13
         (x) Private Offering.................................................13
         (z) Illegal or Unauthorized Payments; Political Contributions........13
         (aa) Material Facts..................................................13
         (bb) No Integrated Offering..........................................14
         (cc) Accounts Receivable.............................................14
4. Covenants of the Company...................................................14
         (a) Representations and Warranties...................................14
         (b) Board of Directors...............................................14
         (c) Use of Proceeds..................................................16
         (d) Financial and Business Information...............................16
              (i)   Monthly and Quarterly Statements..........................16
              (ii)  Annual Statements.........................................16
              (iii) Business Plan; Projections................................17
              (iv)  Audit Reports.............................................17
              (v)   Other Reports.............................................17
              (vi)  Progress Report...........................................17
              (vii) Requested Information.....................................17
         (e) Audit Report.....................................................18
         (f) Inspection.......................................................18
         (g) Takeover Statute.................................................18
         (h) Conduct of Business and Maintenance of Existence.................18
         (i) Compliance with Laws.............................................19

         (j) Insurance........................................................19
         (k) Keeping of Books.................................................19
         (l) Lost, etc. Certificates Evidencing Securities (or Common.........19
             Shares); Exchange
         (m) Limitations on Corporate Actions.................................19
         (n) Commencement and Termination of Covenants........................20
         (o) Form D Filing....................................................20
         (y) Brokerage........................................................20
5. Representations, Warranties and Covenants of the Investor;.................21
   Additional Covenants of the Company
         (a) General..........................................................21
         (b) Disclosure and Non-Public Information............................22
         (c) Securities Act Matters...........................................23
         (d) Limitation on Transfer...........................................23
         (e) No Intention of Board to Pay Dividends...........................23
         (g) Consents and Approvals...........................................23
6. Conditions to Closing......................................................24
              (i)    Representations and Warranties...........................24
              (ii)   Compliance with Agreement................................24
              (iii)  No Legislation or Injunction.............................24
              (iv)   Adverse Developments.....................................24
              (v)    Consents and Approvals...................................24
              (vi)   Officers' Certificate....................................24
              (vii)  Opinions of Counsel......................................25
              (viii) Secretary's Certificate..................................25
              (ix)   Approval of Proceedings..................................25
              (x)    Warrant Agreement........................................25
              (xiii) Filing of Convertible Shares Certificate.................26
              (xvi)  Directors................................................26
              (i)    Consents and Approvals...................................26
              (ii)   No Legislation or Injunction.............................26
              (iii)  General Partner's Certificate............................26
7. Expenses of Sale...........................................................26
8. Registration Rights........................................................27
9. Indemnification............................................................33
10. Contribution..............................................................36
11. Notices...................................................................37
12. Parties...................................................................38
13. Termination and Survival..................................................38
14. Amendment and Modification................................................38
15. Further Assurances........................................................39
16. Waiver of Breach..........................................................39
17. Entire Agreement..........................................................39
18. Severability..............................................................39
19. Limitation on Enforcement of Remedies.....................................39
20. Counterparts..............................................................39
21. Law.......................................................................39

    Schedule 3(d)                  Derivative Securities
    Schedule 3(f)                  Consents and Approvals
    Schedule 3(g)                  Defaults
    Schedule 3(k)                  Liabilities
    Schedule 3(l)                  Key Agreements and Instruments
    Schedule 3(m)(ii)              Employment Agreements

    Schedule 3(n)                  Employee Benefit Plans Under ERISA
    Schedule 3(q)                  Properties
    Schedule 3(u)                  Related Parties
    Schedule 4(m) Redemption Obligations Incurred in Connection with the Acquisition of Hearing Clinics

Exhibit A      Form of Amended and Restated Warrant Agreement

Exhibit B      Form of Amended and Restated Terms of Series A Convertible
               Preferred Shares

Exhibit C      Form of Terms of Series B Convertible Preferred Shares

Exhibit D-1    Form of Opinion of Ballem MacInnes

Exhibit D-2    Form of Opinion of Davis & Company

Exhibit D-3    Form of Opinion of Miller, Nash, Wiener, Hager & Carlsen, LLP


Note: All schedules and Exhibits D-1 through D-3 have been omitted. Copies will be furnished to the Commission supplementally upon request.

                                   SONUS CORP.
                        ---------------------------------

                          SECURITIES PURCHASE AGREEMENT
                        ---------------------------------

                 2,500,000 Series B Convertible Preferred Shares
                        ---------------------------------

                        ---------------------------------


     This Securities Purchase Agreement (this "Agreement") is made as of October 1, 1999 by and between Sonus Corp., a corporation continued and existing under the laws of Yukon Territory, Canada (the "Company"), and Warburg, Pincus Ventures, L.P., a Delaware limited partnership (the "Investor").

     WHEREAS, the Investor wishes to purchase and the Company wishes to sell certain securities of the Company as set forth in this Agreement;

     WHEREAS, the Investor and the Company entered into a Securities Purchase Agreement, dated November 21, 1997 (the "1997 Securities Purchase Agreement"), pursuant to which the Investor received 13,333,333 Series A Convertible
Preferred Shares, no par value, of the Company (the "Series A Convertible Shares");

     WHEREAS, the Investor and the Company entered into a Warrant Agreement, dated December 24, 1997 (the "Warrant Agreement"), pursuant to which the Investor received warrants (the "Warrants") to purchase 2,000,000 (as adjusted for the Company's 1-for-5 reverse stock split on February 9, 1998) common shares, without par value, of the Company (the "Common Shares").

     NOW, THEREFORE, to effect such purchase and sale and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

     1. Sale and Purchase. The Company agrees to issue and sell to the Investor and the Investor agrees to purchase from the Company 2,500,000 Series B Convertible Preferred Shares, no par value, of the Company (the "Series B Convertible Shares" and, collectively with the Series A Convertible Shares, the "Convertible Shares") for an aggregate purchase price of U.S. $10,000,000 (the "Purchase Price") on the terms and conditions set forth in this Agreement. The Series B Convertible Shares are sometimes referred to in this Agreement as the "Securities."

     2. Closing; Payment of Purchase Price. The closing of the purchase and sale of the Securities hereunder (the "Closing") shall occur on October 1, 1999 at the offices of Willkie Farr &

Gallagher, 787 Seventh Avenue, New York, New York, or such other date and location as may be agreed upon by the Company and the Investor; provided, however, the Closing shall not occur until the closing conditions set forth in
Section 6 hereto have been satisfied. At the Closing: (a) the Investor and the Company shall execute and deliver the amendment and restatement to the Warrant Agreement, in the form of Exhibit A hereto (the "Amended and Restated Warrant Agreement"; this Agreement and the Amended and Restated Warrant Agreement are collectively referred to herein as the "Transaction Documents"); (b) the Company shall file articles of amendment designating the Series B Convertible Shares, the terms thereof to be in the form of Exhibit C hereto; and (c) in consideration and exchange for the delivery to the Investor at the Closing of a certificate for 2,500,000 Series B Convertible Shares, the Investor shall pay to the Company the Purchase Price by wire transfer of immediately available funds to an account previously designated in writing by the Company. The date of the Closing may be changed by mutual agreement of the Company and the Investor, and the date on which the Closing actually occurs is referred to herein as the "Closing Date."

     3. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

          (a) Organization; Good Standing. The Company is a corporation duly continued, validly existing and in good standing under the laws of Yukon Territory, Canada with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as currently conducted. Except as provided in Section 3(b), the Company has made all necessary filings under all applicable corporate, securities and any other laws to which it is subject, except where failure to file would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company and its Subsidiaries (as defined below) taken as a whole (a
     "Material Adverse Effect"). The Company is the direct or indirect beneficial owner of all of the outstanding securities of the following corporations (each, a "Subsidiary" and, collectively, the "Subsidiaries"):

          SONUS-Canada Ltd., a British Columbia, Canada, corporation;

          SONUS-USA, Inc., a Washington corporation;

          Hear PO Corp., a New Mexico corporation; and

          SONUS-Texas, Inc., an Oregon corporation.

     Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as currently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and except where failure to so qualify would not have a Material Adverse Effect. Each Subsidiary has made all necessary filings required under all applicable corporate, securities and any other laws to which it is subject, except where failure to file would not have a Material Adverse Effect. The Company has no subsidiaries other than the Subsidiaries.

          (b)  Governmental  Authority.  Each filing,  authorization,  approval, consent, order, registration, license or permit of any court or governmental or regulatory agency or body required in connection with the execution and delivery by the Company of the Transaction Documents and the consummation of the transactions therein contemplated has been made or obtained, except such as may be required under (i) the Securities Act of 1933, as amended (the "Securities Act"), the Blue Sky laws or regulations of the various states or the securities laws of the provinces and territories of Canada and (ii) the by-laws or rules of the National Association of Securities Dealers, Inc.

          (c) Authorization of Agreements. The Company has full power and authority, corporate and other, to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions therein contemplated have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and as of the Closing Date the Amended and Restated Warrant Agreement will be, duly executed and delivered by the Company. This Agreement constitutes, and as of the Closing Date the Amended and Restated Warrant Agreement will constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by the discretion of courts in granting equitable remedies, and except that (i) enforceability of the indemnification provisions and the contribution provisions set forth in this Agreement may be limited by Canadian law, the federal or state securities laws of the United States or the public policy underlying any such laws, and (ii) the validity of Section 21 of this Agreement and Sections 13 and 15 of the Amended and Restated Warrant Agreement may be limited by the public policy of Canada or the State of New York, and with respect to the United States District Court for the Southern District of

     New York, may be subject to the discretion of the Court pursuant to 28 U.S.C. Section 1404(a). The execution, delivery and performance of the Transaction Documents by the Company, the consummation by the Company of the transactions therein contemplated, and the compliance by the Company with the terms of the Transaction Documents do not, and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the constating documents of the Company or any of its Subsidiaries, (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their properties or assets are bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or its or their properties or business; or (iv) have any Material Adverse Effect.

          (d) Capitalization.

               (i) The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value issuable in series. At the date hereof, there were issued and outstanding 6,109,026 Common Shares and 13,333,333 Series A Convertible Shares, all of which have been duly authorized and validly issued and are fully-paid and non-assessable. The terms of the Series B Convertible Shares shall be as described in Exhibit C.

               (ii) Except as disclosed in or contemplated by the Company SEC Reports (defined below) and in Schedule 3(d) hereto, there are no outstanding securities convertible into Common Shares or any options, warrants or other rights to purchase any Common Shares or securities convertible into Common Shares.

          (e) Authorization of Convertible Shares and Warrants. As of the Closing Date, the Company will have duly authorized and created a series of preferred shares designated as "Series B Convertible Preferred Shares" and consisting of the Series B Convertible Shares. The issuance and sale of the Series B Convertible Shares and the Common Shares issuable upon the conversion of the Series A

     Convertible Shares and the Series B Convertible Shares and the exercise of the Warrants have been duly authorized by the Company and, when issued, the Series B Convertible Shares and each Common Share issuable upon conversion of the Series A Convertible Shares and the Series B Convertible Shares and upon exercise of the Warrants, will be validly issued and fully paid and nonassessable, and the holder thereof will not be subject to personal liability solely by reason of being such holder. None of the Securities or such Common Shares is or will be subject to preemptive rights of any securityholder of the Company. The issuance of new warrant certificates for the Warrants, the terms of which reflect the terms of the Amended and Restated Warrant Agreement, has been duly authorized by the Company.

          (f) Consents and Approvals. Except as set forth on Schedule 3(f), the execution and delivery by the Company of the Transaction Documents, the issuance of the Series B Convertible Shares and the Common Shares issuable upon the conversion of the Series A Convertible Shares and the Series B Convertible Shares and the exercise of the Warrants, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing submission or registration with, or give any notice to, any Person or judicial authority. As used in this Agreement, "Person" shall mean an individual, partnership, joint stock company, corporation, limited liability company, trust or unincorporated organization, and a government, agency, regulatory authority or political subdivision thereof.

          (g) Noncontravention. Except as set forth on Schedule 3(g), neither the Company nor any of its Subsidiaries is in violation of, or in default under, any term or provision of (i) its constating documents, (ii) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, contract, commitment, undertaking, arrangement, or other agreement or instrument to which it is a party or by which it or any of its properties or business is bound or subject and which violation or default would have a Material Adverse Effect (collectively, the "Key Agreements and Instruments"), or (iii) except as described in Item 1 of the Company's Annual Report on Form 10-KSB for the year ended July 31, 1998 as amended by Amendment No. 1 on Form 10-KSB/A (such Form 10-KSB, as so amended, being hereinafter referred to as the "1998 Form 10-KSB"), any existing applicable law, rule, regulation, ordinance, code, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or businesses, which violation would have a

     Material Adverse Effect. The Company and each Subsidiary owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as currently conducted and described in the 1998 Form 10-KSB, and all such licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing. There are no proceedings pending or, to the best of the Company's knowledge, threatened, seeking to cancel, terminate or limit any such licenses, permits, certifications, registrations, approvals or consents or authorizations, nor is there any basis therefor.

          (h) Change in Ownership. Neither the purchase of the Securities by the Investor nor the consummation of the transactions contemplated by this Agreement will result in (i) a Material Adverse Effect, (ii) to the best of the Company's knowledge, the loss of the benefits of any material business relationship, including with any customer or supplier, (iii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iv) any obligation of the Company or its Subsidiaries to grant, extend or enter into any Commitment, or (v) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

          (i)  Litigation.  There are no claims,  actions,  suits,  proceedings, arbitrations, investigations or inquiries by or before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary or involving the properties or business of the Company or any Subsidiary which, if determined adversely, would, individually or in the aggregate, result in a Material Adverse Effect, or which relate in any way to the validity of the capital stock of the Company or the validity of this Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Material Adverse Effect.

          (j) Reports and Financial Statements. KPMG Peat Marwick LLP, which rendered a report with respect to the financial statements included in the 1998 Form 10-KSB, are "independent public accountants" within the meaning of the Securities Act and the regulations promulgated thereunder. The Company has furnished the Investor with true and complete copies of the Company's Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1998, January 31, 1999, and April 30, 1999, the Company's Registration Statement on Form SB-2 (Registration No. 333-23137) as amended by Amendment Nos. 1 and 2 and Post-Effective Amendment Nos. 1, 2 and 3 thereto, the 1998 Form 10-KSB, and the Company's definitive Management Information Circular and Proxy Statement dated November 12, 1998 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act or the Exchange Act and the rules promulgated thereunder, and (iii) are, in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

          (k) Liabilities. Except as disclosed on Schedule 3(k), and except as and to the extent reflected or reserved against in the consolidated financial statements of the Company included in the Company's Quarterly Report on Form

     10-QSB for the quarter ended April 30, 1999, the Company has no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and including, but not limited to, liabilities on account of taxes, unfunded past service liabilities under any pension, profit sharing or similar plan, other governmental charges or lawsuits brought subsequent to such date.

          (l) Material Contracts. Schedule 3(l) sets forth a true and complete list of each Key Agreement and Instrument other than Key Agreements and Instruments listed as exhibits to the 1998 Form 10-KSB. Each Key Agreement and Instrument and any other material contract listed as an exhibit to the 1998 Form 10-KSB that is currently in effect, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and is in full force and effect on the date hereof.

          (m) Employees.

               (i) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no complaint of any unfair labor practice or discriminatory employment practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal, state or provincial, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable federal, state, provincial and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no unresolved complaints from any federal, state, provincial or local agency or regulatory body alleging violations of any such laws or regulations.

               (ii) Except as set forth in Schedule 3(m)(ii), the employment of all Persons employed by the Company or any of its Subsidiaries is, subject to the provisions of applicable law, terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

               (iii) The Company is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such executive officer's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

               (iv) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          (n) Employee Benefit Plans. Except as referred to in Schedule 3(n) or the Company SEC Reports, the Company and its Subsidiaries have no retirement or pension plans in respect of Canadian employees and no employee benefit plans (as defined for the purpose of employees located in the United States in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability. Schedule 3(n) lists all material compensation plans, including, without limitation, those relating to bonuses, commissions, profit-sharing, savings, stock options, insurance and deferred compensation or other similar fringe or employee benefits arrangements covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement") that are not referred to in the 1998 Form 10-KSB or material incorporated therein by reference. True and complete copies of all Benefit Arrangements have been provided or made available to the Investor for inspection prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law.

          (o) Patents, Licenses, etc.

               (i) Except as described in the 1998 Form 10-KSB and except with respect to the security interest granted to Royal Bank of Canada by Sonus-Canada Ltd., the Company or one of its Subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), integrated circuit topographies, inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

               (ii) Neither the Company nor any of its Subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 3(o) where the effect of such conflict could have a Material Adverse Effect. To the Company's best knowledge, the Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. To the Company's best knowledge, the Company and its Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

               (iii) To the best knowledge of the Chief Executive Officer and the acting Chief Financial Officer and Chief Operating Officer of the Company, no employee of the Company or any of its Subsidiaries has violated any employment agreement or proprietary information agreement which he or she had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

          (p) Taxes. The Company and each Subsidiary has filed all tax returns required to be filed with the appropriate taxing authorities in Canada and the United States, including all provincial, state, municipal and other local authorities (whether relating to income, sales, goods and services, franchise, withholding, real or personal property or other types of taxes) or has duly obtained extensions of time for the filing thereof, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any such taxing authority or otherwise due and owing, except for taxes which are being contested in good faith by way of appropriate proceedings and in respect of which appropriate reserves have been taken on the financial statements of the Company and except where the failure to file such tax returns or to pay such taxes would not have a Material Adverse Effect. The provisions for taxes on the audited and unaudited balance sheets described in Section 3
     (j) are sufficient for the payment in all material respects of all accrued and unpaid federal, state, county and local taxes of the Company and its Subsidiaries whether or not assessed or disputed as of the respective dates of such balance sheets.

          (q) Properties. The Company and each Subsidiary has good and marketable title to all properties owned by them, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the 1998 Form 10-KSB, in Schedule 3(q) or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made or proposed to be made by the Company or such Subsidiary. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor any Subsidiary is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Neither the Company nor any Subsidiary has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties, except where such violation would not have a Material Adverse Effect.

          (r) Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

          (s) Insurance. The Company and each Subsidiary has adequately insured its properties against loss or damage by fire or other casualty and maintains such other insurance, including but not limited to, liability insurance, as is usually maintained by prudent companies engaged in the same or similar businesses.

          (t) No Adverse Change. Since the date of the latest financial statements in the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1999, except as otherwise stated in or contemplated by the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1999 or the Company's internal management reports provided to the Investor and except for the Transaction Documents, (i) the Company has not entered into any material transactions other than in the ordinary course of business; and (ii) there has not been, and prior to the Closing Date there will not be, any event that constitutes a Material Adverse Effect.

          (u) Transactions with Related Parties. Except as described in the 1998 Form 10-KSB or material incorporated therein by reference or in Schedule 3(u), neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or, to the best of the Company's knowledge, any stockholders or any affiliate or family member of any of the foregoing including, without limitation any agreement under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person
     (v) has borrowed money from or lent money to such Person, or (vi) employs as an employee or engages as a consultant any family member of any of the Company's directors or officers. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

          (v) Interest in Competitors. Neither the Company nor, to the best of its knowledge, any of its officers or directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

          (w) Registration Rights. Except with respect to registration rights granted in connection with (i) 20,000 options to purchase Common Shares granted to The Equity Group, Inc.; (ii) Section 8 hereof; (iii) the 1997 Securities Purchase Agreement; and (iv) 94,072 Common Shares owned by Gregory J. Frazer, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act.

          (x) Private Offering. Neither the Company nor anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser of the Securities, other than the Investor. Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investor set forth in Section 5 hereof, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable provincial and state securities laws.

          (y) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its executive officers and directors), any of the current officers and directors of the Company or any of its Subsidiaries, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the use of funds of the Company or any of its Subsidiaries.

          (z) Material Facts. This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investor through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. Except for factors affecting the economy or the health care industry generally, there is no fact which is known to the

     Company and which has not been disclosed herein or otherwise by the Company to the Investor which is reasonably likely to have a Material Adverse Effect.

          (aa) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or the filing of any prospectus under any Canadian securities laws.

          (bb) Accounts Receivable. All Accounts Receivable payable to or for the benefit of the Company that will be reflected on the audited balance sheet of the Company as of July 31, 1999 (the "1999 Audited Balance Sheet"), were legally and validly incurred pursuant to bona fide transactions in the ordinary course of business and have been collected or are (or will be) current and collectible in amounts not less than the aggregate amount thereof, net of reserves, carried (or to be carried) on the books of the Company in accordance with GAAP, and are not subject to any counterclaims or set-offs which are not recorded in the accounts of the Company. Reserves established against Accounts Receivable are sufficient, and have been calculated in accordance with GAAP and consistent with past practices. The Company has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectibility of the Accounts Receivable as a class in excess of the reserves therefor to be set forth on the 1999 Audited Balance Sheet. "Accounts Receivable" means all accounts, notes and leases receivable of the Company existing as of a given time.

     4. Covenants of the Company. The Company covenants and agrees that:

          (a) Representations and Warranties. The Company will not, without the Investor's prior written consent, take any action prior to the Closing Date which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the Company's covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance; and

          (b) Board of Directors. From and after the Closing Date, and for so long as the Investor owns beneficially

     (within the meaning of Rule 13d-3 under the Exchange Act) at least 666,666 outstanding Common Shares or Convertible Shares (as appropriately adjusted for any stock splits, consolidations or the like), the Company shall use its reasonable best efforts to fix and maintain the number of Directors that shall constitute the entire Board of Directors of the Company (the "Board") to be not less than seven (7) nor more than eleven (11). For so long as the Investor owns beneficially (within the meaning of Rule l3d-3 under the Exchange Act) a number of outstanding Common Shares or Convertible Shares constituting at least 10% of the outstanding Common Shares (which for this purpose shall include the Common Shares issuable upon the conversion of the Convertible Shares but not the Common Shares issuable upon the exercise of the Warrants), the Company will nominate and use its reasonable best efforts to cause to be elected and to cause to remain as directors on the Board three (3) persons designated by the Investor, who shall be reasonably satisfactory to the Company and subject to applicable law, such number to increase to four (4) if and for as long as the number of Directors that shall constitute the entire Board shall be in excess of eight (8). Such number of directors to be designated by the Investor shall be (i) decreased by one if the Investor owns beneficially (within the meaning of Rule l3d-3 under the Exchange Act) a number of outstanding Common Shares or Convertible Shares constituting less than 10% of the outstanding Common Shares (which for this purpose shall include the Common Shares issuable upon the conversion of the Convertible Shares but not the Common Shares issuable upon the exercise of the Warrants), and (ii) decreased to none if the Investor owns beneficially (within the meaning of Rule l3d-3 under the Exchange Act) less than 666,666 outstanding Common Shares or Convertible Shares (as appropriately adjusted for any stock splits, consolidations or the like). The Investor shall, during such period, have the right to designate a person, reasonably satisfactory to the Company and subject to applicable law, to fill any vacancy created by the death, disability, retirement or removal of any such individual previously designated by the Investor. The Company shall pay all reasonable out-of-pocket expenses incurred by the Directors designated by the Investor in connection with attending Board meetings or transacting other Company business.

          In the event that the Investor shall transfer to any one purchaser beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
     Act) of at least 1,333,333 outstanding Convertible Shares or Common Shares issued upon conversion of Convertible Shares (all as appropriately adjusted for any stock splits, consolidations or the like), then the Investor in its discretion may transfer to such purchaser its right to designate one (1) director as provided above. If so transferred, such right shall not be further transferable and shall terminate at such time as such purchaser shall own beneficially less than 666,666 outstanding Convertible Shares or such Common Shares (as so adjusted). Any such purchaser's designee shall be reasonably satisfactory to the Company and subject to applicable law.

          (c) Use of Proceeds. The proceeds received by the Company from the issuance and sale of the Securities shall be used by the Company to make acquisitions and for working capital purposes.

          (d) Financial and Business Information. The Company shall deliver to the Investor:

               (i) Monthly and Quarterly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The
          Company shall also provide comparisons, on a quarterly and year-to-date basis, of each pertinent item to the budget referred to in subsection (iii) below; such statement shall include, without limitation, the results of operations for all clinics owned by the Company during the same period of both the current and the prior fiscal year.

               (ii) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                    (A) a  consolidated  balance  sheet of the  Company  and any subsidiaries at the end of such year; and

                    (B) consolidated statements of income,  stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company.

               (iii) Business Plan; Projections - no later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and operating results, prepared on a monthly basis, and a three year business plan of the Company and projections of operating results. Such business plans and projections shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Investor.

               (iv) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

               (v) Other Reports - promptly upon their becoming available, one copy of: each financial statement, report, notice or proxy statement sent by the Company to stockholders generally; each financial statement, report, notice or definitive proxy statement sent by the Company or any of its subsidiaries to the Commission or any successor agency or any Canadian securities regulatory authority, if applicable; each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the Commission or any successor agency or any foreign regulatory authority performing functions similar to the Commission; any press release issued by the Company or any subsidiary; and any material communications of any nature whatsoever prepared by the Commission or any successor agency thereto or any Canadian securities regulatory authority or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

               (vi) Progress Report - prior to each regularly scheduled meeting of the Board of Directors of the Company, a narrative report of the Company's activities since the date of the last such report, including a description of business development, operating results and marketing efforts.

               (vii) Requested Information - with reasonable promptness, such other data and information as from time to time may be reasonably requested by the Investor.

          (e) Audit Report. The Company agrees to cause an audit to be performed by KPMG Peat Marwick LLP no later than October 31, 1999, of its consolidated balance sheet as of July 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended July 31, 1999 (collectively, the "1999 Financial Statements"). The 1999 Financial Statements will comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The 1999 Financial Statements (i) will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) will present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended, and (iii) will be, in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

          (f) Inspection. The Company shall permit the Investor, its nominees, and representatives to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be kept confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Company's officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees and representatives the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

          (g) Takeover Statute. If any corporate takeover provision under the laws of any provincial, state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board shall, to the extent permitted by applicable law, grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          (h) Conduct of Business and Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

          (i) Compliance with Laws. The Company and its subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a Material Adverse Effect.

          (j) Insurance. The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

          (k) Keeping of Books. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its subsidiaries in accordance with GAAP.

          (l) Lost, etc. Certificates Evidencing Securities (or Common Shares); Exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities or Common Shares owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding. The Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 4(l). Upon surrender of any certificate representing any securities of the Company for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of securities represented by the certificate so surrendered and registered in the name of the Investor.

          (m) Limitations on Corporate Actions. The Company shall not, without the consent of the Investor, such consent not to be unreasonably withheld,
     (A) sell, lease, exchange or transfer all or substantially all of its assets to any person other than an affiliate of the Company; (B) amalgamate the Company with another corporation with the effect that the then existing shareholders of the Company, ordinarily having the right to vote in the election of directors, hold less than 51% of the combined voting power of the amalgamated corporation; (C) permit either Subsidiary to merge, amalgamate or consolidate with or into another corporation with the effect that the Company will hold less than 51% of the combined voting power of the surviving corporation; (D) materially change the nature of the Company's business; (E) effect a liquidation, amalgamation or sale of the Company or sell substantially all of its or its Subsidiaries' assets; or
     (F) except as described in Schedule 4(m), redeem or pay or permit any of its Subsidiaries to redeem or pay any dividend or distribution on its Common Shares.

          (n) Commencement and Termination of Covenants. From and after the Closing Date, the obligations of the Company and the rights of the Investor set forth in Sections 4(d), 4(f), 4(h), 4(i), 4(j), 4(k) and 4(m) shall terminate once the Investor no longer owns beneficially (within the meaning of Rule l3d-3 under the Exchange Act) at least 666,666 outstanding Common Shares or Convertible Shares (as appropriately adjusted for any stock splits, consolidations or the like).

          (o) Form D Filing. The Company will timely file a Form D under the Securities Act in connection with the offer and sale of the Securities.

          (p) Brokerage. The Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company.

          (q) Shareholder Approval of the Series A Amendment. At its annual meeting of shareholders scheduled for December 15, 1999, the Company will submit for approval by a special resolution of its shareholders the articles of amendment (the "Series A Amendment") amending the terms of the Series A Convertible Shares in the form of Exhibit B hereto. The Company will, through its Board of Directors, recommend to its shareholders approval of the Series A Amendment, such recommendation not to be withdrawn, modified or amended. The Company shall use all best efforts to obtain the required shareholder approval of the Series A Amendment at such meeting and, if approval is not obtained at such meeting, as soon as possible thereafter.

          (r) Series A Amendment. Promptly after receipt of the required shareholder approval, the Company shall file the

     Series A Amendment with the Registrar of Corporations of Yukon Territory, Canada (the "Registrar").

          (s) Shareholder Election of Investor Designee. At its annual meeting of shareholders scheduled for December 15, 1999, the Company will submit for election to the Board of Directors by its shareholders David Wenstrup or, in his place, any other designee of the Investor. The Company will, through its Board of Directors, recommend to its shareholders election of Mr. Wenstrup or such other designee, such recommendation not to be withdrawn, modified or amended. The Company shall use all best efforts to obtain the required shareholder vote necessary for the election of Mr. Wenstrup or such other designee at the annual meeting, and, if the required vote is not obtained at the annual meeting, as soon as possible thereafter.

          (t) Listing. The Company shall use all best efforts to have the American Stock Exchange ("Amex") approve for listing, as soon as practicable following the Closing Date, the Common Shares issuable upon the conversion of the Series B Convertible Shares. Prior to the Closing Date, the Company shall file with Amex the listing application and all other documents required by Amex to list the Common Shares issuable upon the conversion of the Series B Convertible Shares.

     5. Representations, Warranties and Covenants of the Investor; Additional Covenants of the Company.

          (a) General. The Investor hereby represents and warrants that:

               (i) it has full power and authority, corporate and other, to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated thereby and to perform its obligations thereunder. This Agreement has been, and as of the Closing Date the Amended and Restated Warrant Agreement will be, duly executed and delivered by the Investor. This Agreement constitutes, and as of the Closing Date the Amended and Restated Warrant Agreement will constitute, the valid and binding obligation of the Investor enforceable against the Investor in accordance with their terms;

               (ii) it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and will purchase the Securities and the Common Shares issuable on the conversion of the Convertible Shares and the exercise of the Warrants for its own account and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration statement under the Securities Act or under an exemption from said registration available under the Securities Act;

               (iii) it understands that an investment in the Company bears a high degree of risk and represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities and the Common Shares issuable upon exercise of the Warrants, and is able to bear the economic risks of its investment for an indefinite period of time; and

               (iv) it has received copies of the Company SEC Reports and has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as it deems necessary in connection with its purchase of the Securities.

          (b) Disclosure and Non-Public Information. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 4(d) and (f) hereof) as constitutes or contains non-public business, financial or other information of the Company or its Subsidiaries ("Non-Public Information"), the Investor covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from (i) disclosing any Non-Public Information to Persons other than the Investor's authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives or (ii) using Non-Public Information in any manner that would constitute a violation of Canadian federal or provincial or U.S. federal or state securities laws; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel (such writing to be delivered to the Company) that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, the Investor shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 5(b), "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

          (c) Securities Act Matters. The Investor acknowledges that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities and the Common Shares issuable upon the conversion of the Convertible Shares and the exercise of the Warrants have not been registered under the Securities Act, or under the securities laws of any province of Canada, and agrees that it will not sell or otherwise transfer the Securities except pursuant to an effective registration statement under the Securities Act or Canadian securities laws or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder. The Investor acknowledges that certificates for the Securities and such Common Shares will bear a legend reflecting the substance of this Section 5(c) and that appropriate stop transfer orders may be lodged with respect thereto.

          (d) Limitation on Transfer. The Investor agrees that it shall in no event sell or otherwise transfer (i) any of the Securities for a period ending six months from the Closing Date or (ii) any of the Common Shares issuable upon the conversion or exercise of the Securities for a period of six months from the Closing Date. If such Common Shares are issued on a date later than six months from the Closing Date, they shall be freely transferable, subject to applicable securities laws.

          (e) No Intention of Board to Pay Dividends. The Investor acknowledges that the Board of Directors of the Company has no obligation to declare and has no present intention of declaring any dividends on the Convertible Shares, but that such dividends will nevertheless accumulate pursuant to the terms of the Convertible Shares.

          (f) Consents and Approvals. The Company and the Investor will use their respective reasonable best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

          (g) Vote by Investor. The Investor hereby agrees to vote all of the Series A Convertible Shares and all of the Series B Convertible Shares owned by it in favor of the Series A Amendment at the meeting of shareholders scheduled for December 15, 1999 or at any meeting of shareholders of the Company at which the Series A Amendment is submitted for shareholder approval.

     6. Conditions to Closing.

          (a) The obligations of the Investor hereunder at the Closing shall be subject to the performance by the Company of all its obligations hereunder to be performed on or prior to the Closing Date and to the satisfaction, prior thereto or concurrently therewith, of the following conditions:

               (i)  Representations  and  Warranties.  The  representations  and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made on and as of such date, except as otherwise affected by the transactions contemplated hereby.

               (ii) Compliance with Agreement. The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

               (iii) No Legislation or Injunction. There shall have been adopted no law or regulation and there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting the transactions provided for in the Transaction Documents or any of them from being consummated as herein provided.

               (iv) Adverse Developments. There shall have been no developments in the business of the Company or any of its Subsidiaries which in the reasonable opinion of the Investor would have a Material Adverse Effect.

               (v) Consents and Approvals. Except for shareholder approval of the Series A Amendment, all filings, consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required to have been made or obtained on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, all of which are set forth on Schedule 3(f) hereto, shall have been duly made or obtained and shall be in full force and effect on the Closing Date.

               (vi) Officers' Certificate. The Company shall have delivered to the Investor a certificate of the Company's Chairman and Chief Executive Officer, dated as of the Closing Date, certifying that the conditions specified in the foregoing Sections 6(a)(i) through (v) hereof have been fulfilled.

               (vii) Opinions of Counsel. The Investor shall have received (a) from Ballem MacInnes, counsel to the Company, a legal opinion, dated as of the Closing Date, in substantially the form of Exhibit D-1 hereto, (b) from Davis & Company, counsel to the Company, a legal opinion, dated as of the Closing Date, in substantially the form of Exhibit D-2 hereto, and (c) from Miller, Nash, Wiener, Hager & Carlsen, LLP, United States counsel to the Company, a legal opinion, dated as of the Closing Date, in substantially the form of Exhibit D-3 hereto;

               (viii) Secretary's Certificate. The Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the constating documents of the Company, with all amendments thereto, (ii) true and complete copies of the Company's By-Laws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and each Subsidiary and of each jurisdiction in which the Company and each Subsidiary is qualified to do business as a foreign corporation, (iv) resolutions of the Board authorizing the execution and delivery of the Transaction Documents and the transactions contemplated thereby, the issuance of the Securities and the reservation for issuance of a sufficient number of Common Shares into which the Securities may be converted, and the amendment amending the terms of the Series A Convertible Shares as set forth in Exhibit B hereto and (v) proof of filing of the Articles of Amendment to designate the Series B Convertible Shares as set forth in Exhibit C hereto.

               (ix) Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Investor and its special counsel, Willkie Farr & Gallagher; and the Investor shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Investor and Willkie Farr & Gallagher.

               (x) Warrant Agreement. The Amended and Restated Warrant Agreement shall have been executed and delivered.

               (xi) Filing of Articles of Amendment. The Company shall have filed or caused to be filed with the Registrar Articles of Amendment to amend the Company's Articles of Continuance to designate the Series B Convertible Shares, such series to have the terms set forth in Exhibit C, and such Articles of Amendment shall have been accepted for filing by the Registrar.

               (xii) Directors. As of the Closing Date, David Wenstrup shall have been appointed to the Board.

               (xiii) The Company shall have filed with Amex the listing application and all other documents required by Amex to list the Common Shares issuable upon the conversion of the Series B Convertible Shares.

          (b) The obligations of the Company at the Closing shall be subject to the performance by the Investor of all of its obligations hereunder to be performed on or prior to the Closing Date and to the satisfaction, prior thereto or concurrently therewith, of the following conditions:

               (i) Consents and Approvals. Except for shareholder approval of the Series A Amendment, all filings, consents, waivers, authorizations, licenses, permits, certificates and approvals of any Person required to have been made or obtained on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, all of which are set forth on Schedule 3(f) hereto, shall have been duly made or obtained and shall be in full force and effect on the Closing Date.

               (ii) No Legislation or Injunction. There shall have been adopted no law or regulation and there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting the transactions provided for in the Transaction Documents or any of them from being consummated as herein provided.

               (iii) General Partner's Certificate. The Investor shall have delivered to the Company a certificate of the General Partner of the Investor, dated as of the Closing Date, affirming the continuing accuracy as of the Closing Date, of the representations and warranties and the performance of all agreements made by the Investor in this Agreement.

     7. Expenses of Sale. In the absence of a default by the Investor in the performance of its obligations hereunder, the Company shall pay, or reimburse the Investor for all reasonable out-of-pocket expenses incurred by the Investor in connection with this transaction, including without limitation, the reasonable fees and disbursements of its counsel in connection herewith. The Company shall pay all finders' or brokers' fees or similar payments incurred by it in connection with the transactions contemplated hereby. The Investor represents and warrants that it has not incurred any liability for, and is unaware of any claim for, any finders' or brokers' fees or similar payments in connection with the transactions contemplated hereby.

     8. Registration Rights.

          (a) For the purpose of this Section 8, the term "Registerable Shares" shall mean (i) the Common Shares issuable upon the conversion of the Series B Convertible Shares, and (ii) any share capital of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares referred to in clause (i).

          (b) At any time subsequent to 180 days after the date of the Closing, the Investor may request, in writing, that the Company register all or part of the Registerable Shares issued, or issuable, upon conversion of the Series B Convertible Shares for resale under the Securities Act. The Company will, as soon as practicable after receipt of such request, prepare and file with the Commission, at the Company's own expense, a registration statement under the Securities Act sufficient to permit the public offering of all or such portion of such Common Shares as are specified in such request. The Company will use its reasonable best efforts to cause such registration statement to become effective under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as promptly as practicable. The Company shall only be obligated to file one such registration statement under this Section 8(b) provided that such registration statement pursuant to this Section 8(b) shall have been declared or ordered effective and the sales of such Common Shares shall have been closed. However, if the sales of such Common Shares have not closed, the Investor may preserve its one demand registration right under this Section 8(b) by paying all the Company's Registration Expenses (as defined below) associated with the registration of such Common Shares; provided that such right may not be exercised until 90 days after the effective date of such registration statement.

          (c) If the Investor  intends to  distribute  the  Registerable  Shares
     covered  by  its  request   pursuant  to  Section   8(b)  by  means  of  an
     underwriting, it shall so advise
     the Company as a part of its request made pursuant to Section 8(b).

          If holders of securities of the Company other than Registerable Shares who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Investor shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. The Investor and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 8, if the representative advises the Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by the Investor shall be reduced by such minimum number of shares as is necessary to comply with such request. No Registerable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Investor or any Other Stockholder who has requested inclusion in such registration statement as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Investor, and the securities so withdrawn shall also be withdrawn from registration. If the person electing such withdrawal is the Investor, then the demand right exercised under Section 8(b) shall be preserved and may be exercised a second time if
     (A) the registration statement covering such underwriting is not declared or ordered effective, or (B) the registration statement covering such underwriting is declared effective and (i) the sale of at least 100,000 Common Shares by Other Stockholders pursuant to such underwriting shall close, or (ii) the Investor pays all the Company's Registration Expenses (as defined below) associated with the registration of such Common Shares and 90 days shall elapse after the effective date of such registration statement. If the underwriter has not limited the number of Registerable Shares to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registerable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (d) If at any time subsequent to 180 days after the date of the Closing, the Company proposes to register any of its equity securities under the Securities Act either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (on a form other than Form S-4 or S-8 or their equivalents), the Company will (i) promptly notify the Investor in writing (which written notice shall include, to the extent known, a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) that such registration statement will be filed and that the Registerable Shares which are then held by the Investor will be included in such registration statement at its request and (ii) subject to the last sentence of this subsection (e), cause such registration statement to cover all Registerable Shares which it has been so requested to include by the Investor, provided such request is delivered to the Company not later than 20 days after such notice is given to the Investor and specifies the number of Registerable Shares to be included in the proposed registration statement. Notwithstanding the foregoing provisions, if such registration statement relates to an underwritten offering of Common Shares and the managing underwriter shall inform the Company and the Investor in writing that the managing underwriter believes that the number of Common Shares requested to be included in such registration statement would materially adversely affect its ability to effect such offering, then the Company will include in such registration statement the number of Common Shares which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all shares proposed by the Company to be sold for its own account, and, second, such Registerable Shares requested to be included in such registration statement, pro rata by the Investor and other security holders exercising registration rights on the basis of the number of Registerable Shares and other Common Shares so proposed to be sold by the Investor and by such other security holders and so requested to be included.

          (e) In connection with any registration statement filed pursuant to this Section 8 (a "Registration Statement"), the Company shall take such action as may be necessary to register or qualify the Registerable Shares registered thereunder under the securities or Blue Sky laws of such states of the United States as shall reasonably be requested by the Investor, and shall do any and all other acts which may be necessary or advisable to permit the proposed sale or other disposition of such Registerable Shares in any such state; provided that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation in any jurisdiction where it is not already so qualified, or to execute a general consent for service of process in suits other than those arising out of the offer and sale of the Registerable Shares, or to take any action which would subject it to taxation in any jurisdiction where it is not then so subject.

          (f) The Company's obligations under this Section 8 to register and qualify Registerable Shares shall be conditioned in each instance upon the timely receipt by the Company in writing of (i) information from the Investor as to the proposed plan of distribution of the Registerable Shares to be included in the Registration Statement, and (ii) such other information as the Company may reasonably require from the Investor for inclusion in the Registration Statement.

          (g) All Registration Expenses (as defined below) in connection with each Registration Statement (or seeking or obtaining the opinion of counsel to the Company under Section 8(h) and, if in the sole discretion of the Company deemed desirable, any no-action position of the Commission with respect to sales pursuant to Rule 144 under the Securities Act), in complying with applicable state securities laws, and with any other qualification or compliance pursuant to this Section 8, shall be borne by the Company. All Selling Expenses (as defined below) shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered. The Company at its expense will furnish the Investor with copies of such Registration Statement and the prospectus included therein and in such quantities as may be reasonably requested by the Investor. In connection with each Registration Statement, the Company shall furnish the Investor with such opinions of counsel, comfort letters of accountants, certificates and such other documents that are customary in connection with underwritten public offerings and that are reasonably requested by the Investor. "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8(b) through (e) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the holders of Registerable Shares in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). "Selling Expense" shall mean all brokerage fees, underwriting discounts and selling commissions applicable to the sale of Registerable Shares.

          (h) The Company shall not be required by this Section 8 to file any Registration Statement relating to the Registerable Shares of the Investor if the Company shall furnish the Investor with a written opinion of counsel reasonably satisfactory to the Investor to the effect that the proposed public offering or other transfer of Registerable Shares as to which registration is requested is exempt from the registration or qualification requirements of all applicable federal and state securities laws and would result in all purchasers or transferees thereof obtaining securities which are not "restricted securities" as defined in Rule 144 under the Securities Act.

          (i) If, after the date hereof, the Company grants to any person registration rights which are more favorable to such person than those afforded to the Investor under this Section 8, the Investor shall without further action be entitled to the benefits of such more favorable rights.

          (j) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep the Investor, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

               (i) keep such registration effective for a period of one hundred eighty (180) days or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registerable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registerable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

               (ii) furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request;

               (iii) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (iv) furnish, on the date that such Registerable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investor addressed to the Investor and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customary given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investor addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Investor.

          (k) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after the Closing Date;

               (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (iii) so long as the Investor owns any Registerable Shares, furnish to the Investor upon request, a written statement by the Company as to its compliance with the current public information requirements of Rule 144(c)(1), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

          (l) The Company shall not be required to effect a registration pursuant to Section 8(b) if at the time of any request to register
     Registerable Shares, the Company has filed or will file within 60 days of the time of the request a registration statement under the Securities Act with respect to a public offering as to which the Investor may include Registerable Shares pursuant to Section 8(d). The Company may, at its option, direct that such request be delayed for a period not in excess of three months from the effective date of such offering, such right to delay a request to be exercised by the Company not more than once in any one-year period.

          (m) Transfer of Registration Rights. The rights granted to the Investor to cause the Company to register securities under Section 8(b) may be assigned to a transferee or assignee in connection with the sale or other transfer of at least 100,000 Registerable Shares (as appropriately adjusted for any stock splits, consolidations, or the like), provided that
     (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given reasonably prompt written notice of such assignment, and (iii) the rights provided in Section 8(b) may be exercised only once, except as otherwise provided in this Section 8, by either the Investor or a transferee.

     9. Indemnification.

          (a) In the event of the filing of any Registration Statement pursuant to Section 8 hereof, the Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several (including the costs of any reasonable investigation and legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) in any such case to the extent that any such losses, claims, damages or liabilities arise solely out of or are based upon an untrue statement of a material fact contained in or any omission of a material fact from such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by the Investor specifically for use therein. This indemnity will be in addition to any liability which the Company may otherwise have.

          (b) The Investor agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11
     (a) of the Securities Act in respect of such Registration Statement, and each person, if any, who controls the Company or any such person within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities (including the costs of any reasonable investigation and legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, provincial or state law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by the Investor specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to it from sales of securities sold as contemplated herein; and provided further, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of the Investor (or any person controlling the Investor) on account of any loss, claim, damage, liability or litigation arising from the sale of Registerable Shares to any person by the Investor if it failed to send or give a copy of any subsequent prospectus or prospectus supplement to such person within the time required by the Securities Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent prospectus or prospectus supplement. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 9 shall, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement thereof, enclosing a copy of all papers served. No indemnification provided for in Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(c), provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9 unless the indemnifying party was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice and provided that the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party other than under this Section 9 or Section 10 below. In case any such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel (which shall not be unreasonably withheld), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, suit or proceeding but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be differing or additional defenses available to it and not to one or more of the indemnifying parties in such action, suit or proceeding so that it would be inappropriate for counsel to represent both the indemnified party and the indemnifying party in view of actual or potential conflicts of interest (in which case if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party); or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Investor and its controlling persons. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

     10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company on the one hand and the Investor on the other hand shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to in Section 9 (including costs of any investigation and legal and other expenses reasonably incurred in connection therewith, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), in such proportions as is appropriate to reflect the relative fault of the Company and the Investor in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Investor shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by the Company (including for this purpose information supplied by any officer, director, employee or agent of the Company) or to written information furnished to the Company by or on behalf of the Investor specifically for use in the preparation of the Registration Statement or any amendment thereof or supplement thereto, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this
Section 10 in no case shall the Investor be liable or responsible for any amount in excess of the proceeds received by the Investor from the sale of the Registerable Shares included in the Registration Statement, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Investor within the meaning of Section

15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Investor, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject to the immediately preceding sentence of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action, suit, or proceeding and was materially prejudiced by such omission) from any liability under this Section 10, but not from any other obligation it or they may have hereunder or other than under this Section 10. No party shall be liable for contribution with respect to the settlement of any action, suit, proceeding or claim effected without its written consent. The obligations of the Investor to contribute pursuant to this Section 10 are several in proportion to its respective number of Registerable Shares included in the Registration Statement and not joint. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

     11. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission, or seven business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the appropriate party at the following addresses:

If to the Investor:

                  Warburg, Pincus Ventures, L.P.
                  466 Lexington Avenue
                  New York, New York 10017-3147
                  Facsimile:  212-878-9351
                  Attention:  Mr. Joel Ackerman

with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6099
                  Facsimile:  212-728-8111
                  Attention:  Steven J. Gartner, Esq.

If to the Company:

                  Sonus Corp.
                  111 SW Fifth Avenue, Suite 1620
                  Portland, Oregon 97204
                  Facsimile:  503-225-9309
                  Attention:  Mr. Brandon M. Dawson

with a copy to:

                  Sonus Corp.
                  111 SW Fifth Avenue, Suite 1620
                  Portland, Oregon 97204
                  Facsimile:  503-225-9309
                  Attention:  Brian S. Thompson, Esq.

     12. Parties. This Agreement will inure to the benefit of and be binding upon the Investor, the Company and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the other indemnified parties described in Sections 9 and 10 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement. Except as provided in Section 4(b) and Section 8(m) hereof, no purchaser of any of the Securities will be construed as a successor or assign of the Investor entitled to any benefits of this Agreement, merely by reason of such purchase.

     13. Termination and Survival. Unless the Closing has occurred prior thereto or simultaneously herewith, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on November 30, 1999 (unless such date is extended by mutual written consent). Notwithstanding the foregoing,
Section 7 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company or the Investor, as the case may be, hereunder.

     14. Amendment and Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated in any manner other than by an instrument in writing signed by each of the parties hereto.

     15. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intent and purposes of this Agreement and to carry out its provisions. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the respective conditions to the Closing as promptly as practicable.

     16. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

     17. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto, whether written or oral, are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referred to herein.

     18. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     19. Limitation on Enforcement of Remedies. Without in any way limiting its rights against the Investor or its general partner, the Company hereby agrees that it will not assert against the limited partners of the Investor any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

     20. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

     21. Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, the Company and the Investor have each caused this Agreement to be executed by its duly authorized officer, each as of the date first above written.


                                        SONUS CORP.



                                        By:  /s/ Brandon M. Dawson
                                            ------------------------------
                                            Name:  Brandon M. Dawson
                                            Title: Chairman and
                                                   Chief Executive Officer



                                        WARBURG, PINCUS VENTURES, L.P.
                                        By: Warburg, Pincus & Co.,
                                            General Partner


                                        By:  /s/ Joel Ackerman
                                            ------------------------------
                                            Name:  Joel Ackerman
                                            Title: Partner

                                                                       EXHIBIT A








                                   SONUS CORP.


--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                WARRANT AGREEMENT

--------------------------------------------------------------------------------

                  Warrants to Purchase 2,000,000 Common Shares

--------------------------------------------------------------------------------


     THIS AMENDED AND RESTATED WARRANT AGREEMENT (this "Agreement") dated as of October 1, 1999 is made and entered into by and between Sonus Corp., a corporation continued and existing under the laws of Yukon Territory, Canada (the "Company"), and Warburg, Pincus Ventures, L.P., a Delaware limited partnership (the "Warrantholder").

     Subject to the terms and conditions hereof, pursuant to a Securities Purchase Agreement dated as of October 1, 1999, by and between the Company and the Warrantholder (the "Securities Purchase Agreement"), the Company agrees to
(a) amend and restate, as hereinafter described, the terms of the warrants described in and issued pursuant to that certain Warrant Agreement dated as of December 24, 1997, by and between the Company and the Warrantholder, as represented by Warrant Certificate No. W-1 of the Company dated December 24, 1997 (the "Old Warrant Certificate"); (b) cancel the Old Warrant Certificate; and (c) issue to the Warrantholder, Amended and Restated Warrant Certificate No. W-1 of the Company, the form of which is attached hereto as Exhibit 1, representing warrants (the "Warrants") to purchase up to an aggregate of 2,000,000 common shares without par value of the Company (the "Common Shares"), at the Warrant Price (as hereinafter defined), subject to adjustment pursuant to
Section 6 hereof. As used herein (i) the term "Shares" shall mean, unless the context otherwise requires, collectively the Common Shares issuable upon exercise of the Warrants together with any other securities or other property issuable upon such exercise as provided in Section 6 of this Agreement; (ii) the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement; (iii) the term "Warrant Price" shall mean the price per Share at which Shares shall at any time be purchasable upon exercise of the Warrants, such price to equal U.S. $6.75, subject to adjustment pursuant to Section 6 hereof, provided that if the Series A Amendment Filing Date has not occurred on or prior to March 31, 2000, then from and after March 31, 2000, such price shall equal U.S. $4.00, subject to adjustment pursuant to Section 6 hereof; and (iv) the term "Series A Amendment Filing Date" shall mean the date upon which the amendment and restatement of the terms of the Series A Convertible Shares, in the form attached to the Securities Purchase Agreement as Exhibit B, shall have occurred, as preceded by the passing of resolutions by a majority of not less than two-thirds of the votes cast by the holders of the Common Shares, the Series A Convertible Shares and Series B Convertible Shares of the Company, each voting separately as a class, as evidenced by (1) a duly executed report of an inspector of election, (2) a copy of the articles of amendment amending the terms of the Series A Convertible Shares, certified by the registrar of Corporations of the Yukon Territory and (3) an opinion of counsel to the Company, addressed to the Investor, in the form attached hereto as Exhibit 4, and such other documentation as the Investor may reasonably request; provided that no Series A Amendment Filing Date shall occur after March 31, 2000. Terms which are capitalized but not defined herein shall have the same meanings as in the Securities Purchase Agreement. Any amounts herein referencing share prices or numbers of shares shall be subject to appropriate adjustments in the event of any stock splits, consolidations or the like.

     For the purpose of defining  the terms and  provisions  of the Warrants and
the  respective  rights  and  obligations   thereunder,   the  Company  and  the
Warrantholder, for value received, hereby agree as follows:

     Section 1. Restrictions on Transfer and Form of Warrants.

     1.1. Registration. Certificates evidencing the Warrants shall be numbered and shall be registered on the books of the Company when issued, in accordance with Yukon Territory corporate practice.

     1.2. Restriction on Transfer of the Warrants. The Warrants shall not be transferable and may not be sold, assigned, hypothecated or otherwise transferred by the Warrantholder without the express written consent of the Company, such consent not to be unreasonably withheld. Any transferee permitted under this Section 1.2 shall acquire title to such transferred Warrants and to all rights represented thereby.

     1.3. Form of Warrants. The form of certificate evidencing the Warrants shall be substantially as set forth in Exhibit 1 hereto. Certificates evidencing the Warrants shall be executed on behalf of the Company by its President or by any Vice President, shall be attested to by its Secretary or any Assistant

Secretary, and shall be dated as of the date of execution thereof.

     1.4. Legends on Warrants and Common Shares. The Warrants, and the Shares issuable upon the exercise thereof, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each certificate for the Warrants shall bear the following legend:

          "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA. SUCH WARRANTS MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, EXCHANGED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED, IN ANY MANNER, AND SUCH COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRADED IN CANADA EXCEPT AS PERMITTED BY RELEVANT CANADIAN SECURITIES LAWS."

Each certificate for the Shares shall bear the following legend:

          "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THIS CERTIFICATE MAY NOT CONSTITUTE 'GOOD DELIVERY' IN SATISFACTION OF A TRADE MADE ON A STOCK EXCHANGE IN CANADA. THIS CERTIFICATE IS NOT TRANSFERABLE IN CANADA UNTIL MARCH 30, 2000 EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS CONTAINED IN THE APPLICABLE SECURITIES LEGISLATION."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the Common Shares represented thereby) shall also bear a like legend unless, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby need no longer be subject to such restrictions.

     Section 2. Term of Warrants; Exercise of Warrants.

     (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time and from time to time during the period commencing at 9:00 a.m., Pacific Time, on October 1, 1999, (the "Commencement Date") and ending at 5:00 p.m., Pacific Time, on October 1, 2004 (the "Termination Date") to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company at its principal office of the certificates evidencing the Warrants to be exercised, with the purchase form, in the form attached hereto as Exhibit 2, duly completed and signed, and upon payment to the Company of an amount (the "Exercise Payment") equal to the Warrant Price multiplied by the number of Shares being purchased pursuant to such exercise, payable in cash, by certified or official bank check, or by wire transfer.

     (b) At any time subsequent to the first anniversary of the Commencement Date, in lieu of exercising the Warrants as provided in Section 2(a) above, and subject to all applicable law and all applicable regulatory approvals, limitations and restrictions, the Warrantholder may elect to receive, without any cash payment, a number of Shares equal to the value (as determined below) of any or all of the Warrants held of record by the Warrantholder, upon surrender to the Company at its principal office of the certificates evidencing such Warrants, with the attached cashless exercise form attached hereto as Exhibit 3 duly completed and signed, in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

          X  =  Y(A-B)
                ------
                  A

where

          X     = the  number of Common  Shares  to be issued  pursuant  to this
                Section 2(b).

          Y = the number of Common Shares issuable upon exercise of the surrendered Warrants.

          A = the average of the Market Prices of the Common Shares for the sixty (60) calendar days immediately preceding the date upon which the certificates evidencing the surrendered Warrants are received by the Company at its principal office.

          B = the Warrant Price on such date.

     For all purposes of this Agreement the term "Market Price" as of any specified date shall mean: (i) if the Common Shares are listed or admitted for trading on one or more United States national securities exchanges, the daily closing price for the Common Shares on the principal exchange in the United States on which the Common Shares are listed; (ii) if the Common Shares are not listed or admitted for trading on any United States national securities exchange, the daily closing price for the Common Shares on the Nasdaq National or Nasdaq Small-Cap Market ("Nasdaq"); (iii) if the Common Shares are not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the daily closing price of the Common Shares on the principal stock exchange in Canada on which the Common Shares are listed (expressed in United States dollars based upon the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York); (iv) if the Common Shares are not listed or admitted to trading on any United States national or Canadian national securities exchange or on Nasdaq, the average of the reported bid and asked prices on the trading day preceding such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company; or (y) if the Common Shares are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the Warrantholder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Warrantholder or, if that selection cannot be made within an additional 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

     (c) The Company may, at any time, elect to force the exercise of the Warrants by the Warrantholder subject to the terms of this Agreement provided that the Company shall have satisfied all of the following conditions prior to the date of such election by the Company:

          (i) the Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

          (ii) the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market at a Market Price greater than U.S.

     $8.00 per share for the 10 consecutive trading days immediately preceding the date of such election; and

          (iii) The Company's net income (excluding profit or loss on disposal of a significant part of the Company's assets or separate segment thereof, gains on restructuring payables, gains or losses on the extinguishment of debt, expropriations of property, gains or losses that are the direct result of a major casualty, or one-time losses resulting from prohibitions under a newly-enacted law or regulation) for the three consecutive fiscal quarters ended immediately prior to the date of such election, as reported in or derived from its quarterly or annual reports filed with the Securities and Exchange Commission, before income taxes, dividends on the Company's Series A Convertible Preferred Shares and Series B Convertible Preferred Shares (collectively, the "Convertible Shares") and amortization of goodwill and covenants not to compete for such quarterly periods, shall have averaged at least U.S. $0.35 per fully diluted Common Share per fiscal quarter, provided, however, that in making such calculation, the Common Shares issuable upon exercise of the Warrants shall be excluded but Common Shares issuable upon the conversion of the Convertible Shares shall not.

The foregoing conditions (i), (ii) and (iii) shall hereinafter be collectively referred to as the "Triggering Conditions." All references to per share amounts or prices with respect to the Triggering Conditions shall be appropriately adjusted for any stock splits, consolidations or the like.

     The Company shall give the Warrantholder written notice that the Triggering Conditions have been satisfied and that the Company intends to force the exercise of the Warrants. In this event, the Termination Date shall be the date ten (10) business days after such notice shall be effectively delivered to the Warrantholder as provided in Section 10 of this Agreement.

     In the event of a forced exercise of Warrants pursuant to this Section 2(c), in lieu of exercising the Warrants as provided in Section 2(a) above, and subject to all applicable law and all applicable regulatory approvals, limitations and restrictions, the Warrantholder may elect to receive, without any cash payment, a number of Shares equal to the value (as determined below) of any or all of the Warrants held of record by the Warrantholder, upon surrender to the Company at its principal office of the certificates evidencing such Warrants, with the attached cashless exercise form thereof duly completed and signed, in which event the Company shall issue to the holder a number of Shares computed using the formula set forth in Section 2(b) except the term "A" in such formula, the Market Price of the Common Shares, shall be calculated based on the ten (10) trading days immediately preceding the date on which the certificates evidencing the surrendered Warrants are received by the Company at its principal offices.

     (d) Upon the surrender of Warrant certificates and payment of the Exercise Payment (in cash, except in the event of a cashless exercise), the Company, at its expense, shall issue and cause to be delivered with all reasonable dispatch, and in any event within ten (10) days thereafter, to the Warrantholder a certificate or certificates for the number of full Shares so acquired upon the exercise of the Warrant, together with cash in respect of any fractional Shares otherwise issuable upon such surrender, determined in accordance with Section 7 hereof. Such certificate or certificates shall be deemed to have been issued, and the Warrantholder shall be deemed to have become a holder of record of such Shares, as of the date of surrender of the Warrants being exercised and (in the case of exercise pursuant to Section 2(a)) payment of the Exercise Payment notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable at the election of the Warrantholder either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company.

     Section 3. Payment of Taxes. The Company will pay all transfer and stamp taxes and fees, if any, attributable to the initial issuance of the Warrants or the issuance of Shares upon exercise of the Warrants.

     Section 4. Mutilated or Missing Warrants. In case the certificate or certificates evidencing any Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the affected Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of such Warrant and, if requested, at the cost and expense of the Warrantholder (in the case of loss, theft or destruction), an unsecured bond of indemnity in form and amount reasonably satisfactory to the Company. Such substitute Warrant certificate shall also comply with such other reasonable regulations as the Company may prescribe.

     Section 5. Reservation of Common Shares. There has been reserved, and the Company shall at all times keep reserved and available so long as any Warrants remain outstanding, out of its authorized share capital, such number of Shares as shall be subject to purchase under all outstanding Warrants. Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized Common Shares and other securities as shall be requisite for such purposes. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Shares. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 7 hereof.

     Section 6. Adjustment of Number and Kind of Securities. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     6.1. Anti-Dilution Provisions And Other Adjustments. In order to prevent dilution of the rights granted hereunder, the Warrant Price shall be subject to adjustment from time to time in accordance with this Section 6. Upon each adjustment of the Warrant Price pursuant to this Section 6, the Warrantholder shall thereafter be entitled to acquire upon exercise, at the Warrant Price resulting from such adjustment, the number of Shares obtainable by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Shares acquirable immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     (a) Adjustment for Issue or Sale of Common Shares at Less than Specified Prices. Except as provided in Sections 6.3 or 6.5 below, if and whenever on or after the date hereof the Company shall issue or sell, or shall in accordance with subparagraphs 6.1(a)(1) to (8), inclusive, be deemed to have issued or sold (such issuance or sale, whether actual or deemed, a "Triggering Transaction") any Common Shares for a consideration per share less than

          (I) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) U.S. $6.75 then forthwith upon such issue or sale the Warrant Price shall, subject to subparagraphs (1) to (8) of this Section 6.1(a), be reduced to the Warrant Price (calculated to the nearest tenth of a cent) determined by dividing: (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Warrant Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs 6.1(a)(1) to (8)) in connection with the Triggering Transaction; or

          (II) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such Triggering Transaction, the Warrant Price shall, subject to subparagraphs (1) to (8) of this Section 6.1(a), be reduced to the Warrant Price (calculated to the nearest tenth of a cent) determined by multiplying the Warrant Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of Common Shares which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten trading days immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Common Shares Deemed Outstanding immediately after such Triggering Transaction.

     For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of Common Shares outstanding at such time, and (ii) the number of Common Shares deemed to be outstanding under subparagraphs 6.1(a)(1) to (8), inclusive, at such time.

     For purposes of determining the adjusted Warrant Price under this Section 6.1(a), the following subsections (1) to (8), inclusive, shall be applicable:

          (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in an amalgamation or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Shares are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible

     Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of the granting of such Option (if the Common Shares are traded on The New York Stock Exchange, The American Stock Exchange or The National Nasdaq Market) or U.S. $6.75 (if the Common Shares are not traded on The New York Stock Exchange, The American Stock Exchange, or the Nasdaq National Market) then the total maximum amount of Common Shares issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Warrant Price shall be made upon the actual issue of such Common Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

          (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in an amalgamation or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of such issue or sale (if the Common Shares are traded on The New York Stock Exchange, The American Stock Exchange, or The Nasdaq National Market) or U.S. $6.75 (if the Common Shares are not traded on The New York Stock Exchange, The American Stock Exchange, or The Nasdaq National Market), then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Warrant Price shall be made upon the actual issue of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph
     (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in
     Section 6.1 (a) or (b)), the Warrant Price in effect at the time of such change shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Warrant Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (6) In case any Common Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Common Shares, Options or Convertible

     Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Common Shares, Options or Convertible Securities shall be issued in connection with any amalgamation in which the Company is an amalgamating corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the other corporation which is a party to the amalgamation as shall be attributed by the Board of Directors of the Company in good faith to such Common Shares, Options or Convertible Securities, as the case may be.

          (7) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or
     Convertible  Securities,  then in such  case  any  Options  or  Convertible
     Securities,  as the case may be,  issuable  in payment of such  dividend or distribution shall be deemed to have been issued or sold without consideration.

          (8) For purposes of this Section 6.1(a), in case the Company shall take a record of the holders of its Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     (b) In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares or (ii) subdivide its outstanding Common Shares, the Warrant Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the dividend or subdivision. In case the Company shall at any time combine its outstanding Common Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination. Any adjustment made pursuant to this subsection 6.1 (b) shall become effective immediately on the effective date of such event retroactive to the record date, if any, for such event.

     (c) Whenever the number of Common Shares purchasable upon the exercise of Warrants is adjusted as herein provided, the Company shall cause to be promptly delivered to the Warrantholder notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of

Common Shares purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price that will be effective after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. If such notice relates to an adjustment resulting from an event referred to in Section 8, such notice shall be included as part of the notice required to be delivered and published under the provisions of Section 8 hereof.

     6.2. No Adjustment for Dividends. Except as provided in this Section 6, no adjustment to the Warrants or any provision or condition thereof in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of Warrants.

     6.3. Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Shares (other than a dividend payable in Common Shares) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Shares by reason of stock splits, stock dividends, amalgamations or reorganizations, or for any other reason). For the purposes of this subsection 6.3, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

     6.4. Reclassification, Amalgamation, etc. If any capital reorganization or reclassification of the share capital of the Company, or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, amalgamation or sale, lawful and adequate provision shall be made whereby the Warrantholder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, amalgamation or sale) with respect to or in exchange for such number of outstanding Shares as would have been received upon exercise of this Warrant at the Warrant Price then in effect. The Company will not effect any such amalgamation or sale, unless prior to the consummation thereof the amalgamated corporation or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Warrantholder the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Company, the Company shall not effect any amalgamation or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such amalgamation or sale the Warrantholder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Shares of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (or any successor provision), in which the Company is the surviving corporation, the right to purchase Shares upon exercise of the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation (after such event) shall agree to substitute for the Warrants its warrants entitling the Warrantholder to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 6.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6, and shall contain substantially the same terms, conditions and provisions as are contained herein immediately prior to such event. The provisions of this subsection 6.4 shall similarly apply to successive amalgamations, sales or conveyances.

     6.5. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 6 shall not apply to any Common Shares issued, issuable or deemed outstanding under subparagraphs 6.1(a)(1) to (8) inclusive:
(i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date hereof or hereafter adopted by the Board of Directors of the Company, or (ii) pursuant to options, warrants and conversion rights in existence on the date hereof, including the Convertible Shares.

     6.6. Grant Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of this Agreement, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of share capital of the Company and such grants, issuances or sales do not result in an adjustment of the Warrant Price under Section 6.1(a) hereof, then the Warrantholder shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by the Warrantholder of the notice concerning Purchase Rights to which the Warrantholder shall be entitled under Section 8) and upon the terms applicable to such Purchase Rights either:

          (a) the aggregate Purchase Rights which the Warrantholder could have acquired if it had held the number of Shares acquirable upon exercise of this Warrant immediately before the grant issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to the Warrantholder of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the Warrantholder as soon as possible after exercise of this Warrant and it shall not be necessary for the Warrantholder specifically to request delivery of such rights; or

          (b) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Shares or the amount of property which the Warrantholder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

     6.7. Nominal Value of Common Shares. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then nominal value per Share issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares upon exercise of the Warrants.

     6.8. Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing in the United States (which may be any such firm regularly employed by the Company) to make any computation required under this Section.

     6.9. Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its reasonable discretion, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate hereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     6.10. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this
Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Warrantholder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Warrant Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in Section 6.1(a) and then in no event to an amount larger than the Warrant Price as adjusted pursuant to Section 6.1(a).

     Section 7. Fractional Interests. The Company shall not issue fractional Common Shares upon any exercise of any Warrants. If any fraction of a Common Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants, the Company shall pay an amount in cash equal to the Market Price (as defined in Section 2(b) hereof, except if the Common Shares are not publicly traded, as determined in good faith by the Board of Directors of the Company) multiplied by such fraction, provided, however, that no amount shall be paid by the Company of less than U.S. $5.00.

     Section 8. No Rights as Shareholder, Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, except as provided herein. If, however, at any time prior to the expiration of the Warrants and prior to their exercise in full, any one or more of the following events shall occur:

          (a) any action which would require an adjustment pursuant to Section
     6.1 or 6.3; or

          (b) the Company shall declare any cash dividend upon its Common Shares; or

          (c) the Company shall declare any dividend upon its Common Shares payable in stock or make any special dividend or other distribution to the holders of its Common Shares; or

          (d) the Company shall offer Purchase Rights to the holders of its Common Shares; or

          (e) there shall be any capital reorganization or reclassification of the share capital of the Company, including any subdivision or combination of its outstanding Common Shares, or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (f) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with an amalgamation or sale of its property, assets and business as an entirety or substantially as an entirety);

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 10 hereof, at least 20 days prior to (i) the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, Purchase Rights or other rights or for the determination of shareholders entitled to vote on such proposed reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up and (ii) the date when any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or Purchase Rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, as the case may be.

     Section 9. No Dilution or Impairment. The Company will not, by amendment of its charter or through reorganization, amalgamation, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of this Warrant.

     Section 10. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile  transmission,  or seven business days after being mailed by certified
or  registered  mail,  postage  prepaid,   return  receipt  requested,   to  the
appropriate party at the following addresses:

If to the Warrantholder:

                  Warburg Pincus Ventures, L.P.
                  466 Lexington Avenue
                  New York, New York 10017-3147
                  Facsimile: 212-878-9351
                  Attention: Mr. Joel Ackerman

with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019
                  Facsimile: 212-728-8111
                  Attention: Steven J. Gartner, Esq.

If to the Company:

                  Sonus Corp.
                  111 SW Fifth Avenue, Suite 1620
                  Portland, Oregon 97204
                  Facsimile: 503-225-9309
                  Attention: Mr. Brandon M. Dawson

with copy to:

                  Sonus Corp.
                  111 SW Fifth Avenue, Suite 1620
                  Portland, Oregon 97204
                  Facsimile: 503-225-9309
                  Attention:  Brian Thompson, Esq.

or, in each case, to such other address as the parties may hereinafter designate by like notice.

     Section 11. Successors. All the covenants and provisions of this Agreement for the benefit of the Warrantholder or the Company shall bind and inure to the benefit of their successors and, in the case of the Warrantholder, permitted assigns. This Agreement shall not be assignable by the Company.

     Section 12. Amalgamation of the Company. The Company shall not amalgamate with any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 6.4 are complied with.

     Section 13. Remedies. The Company stipulates that the remedies at law of the Warrantholder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

     Section 14. Subdivisions of Rights. The Warrants (as well as any new warrants issued pursuant to the provisions of this Section) are exchangeable, upon the surrender hereof by the Warrantholder at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder.

     Section 15. Applicable Law, Submission to Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State (without reference to its rules as to conflicts of laws). The Company hereby agrees to the non-exclusive jurisdiction of the courts of the State of New York or the federal courts sitting in the City of New York in connection with any action arising out of this Agreement.

     Section 16. Benefits of this Agreement. Except as provided in Section 1.2 and Section 11, nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Agreement. Except as provided in
Section 1.2 and Section 11, this Agreement shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the date and year first above written.

                                        SONUS CORP.


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                        WARBURG, PINCUS VENTURES, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT 1


                          [FORM OF WARRANT CERTIFICATE]

          "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA. SUCH WARRANTS MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, EXCHANGED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED, IN ANY MANNER, AND SUCH COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE." THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRADED IN CANADA EXCEPT AS PERMITTED BY RELEVANT CANADIAN SECURITIES LAWS.


                                                            Amended and Restated
                                                     Warrant Certificate No. W-1


                                   SONUS CORP.

                            (ORGANIZED UNDER THE LAWS
                               OF YUKON TERRITORY)

                                                                 October 1, 1999


                       WARRANTS TO PURCHASE COMMON SHARES


     This certifies that, for value received, Warburg, Pincus Ventures, L.P. (the "Warrantholder") is the registered owner of 2,000,000 warrants (the "Warrants") each to purchase from Sonus Corp. (the "Company"), at any time prior to 5:00 p.m., Pacific Time, on October 1, 2004, one common share of the Company, without par value (a "Common Share") at a purchase price per Common Share (the "Warrant Price"), equal to U.S. $6.75, provided that if the Series A Amendment Filing Date has not occurred on or prior to March 31, 2000, then from and after March 31, 2000, the Warrant Price shall equal U.S. $4.00. The Warrants are subject to, and the Warrantholder, by acceptance of this certificate, consents to, all the terms and provisions of, the Amended and Restated Warrant Agreement dated as of October 1, 1999, between the Warrantholder and the Company (the "Warrant Agreement"). Any capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form herein duly executed (with a signature guarantee as provided therein), and simultaneous payment of the Warrant Price for each Warrant exercised, at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash by certified or official bank check or by wire transfer. Subject to the terms and conditions set forth in Section 2 of the Warrant Agreement, the Warrantholder may also receive Common Shares without any cash payment by presentation of this Warrant Certificate with the Cashless Exercise Form herein duly executed (with a signature guarantee as provided therein) at the principal office of the Company.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Common Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Common Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Common Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction otherwise issuable upon the exercise of one or more Warrants, as provided in the Warrant Agreement.

     The Warrants evidenced hereby are transferable only in accordance with the terms and conditions set forth in Section 1.2 of the Warrant Agreement.

     This Warrant Certificate does not entitle the Warrantholder to any of the rights of a shareholder of the Company.

                                        SONUS CORP.


                                       By:
                                            ------------------------------
                                            Title:________________________


ATTEST:

------------------------------

Title:________________________


Dated: _________, 1999

                                                                       EXHIBIT 2


                                  PURCHASE FORM

Sonus Corp.
111 SW Fifth Avenue, Suite 1620
Portland, Oregon 97204

     Pursuant  to  Section  2(a)  of the  Warrant  Agreement,  as  amended,  the undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, ______ common shares of the Company (the "Common Shares"), and requests that certificates for such Common Shares be issued in the name of:

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York 10017-3147
Taxpayer Identification Number:  ___________________

If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Shares specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below.

Dated:_______________________

Name of Warrantholder:

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York 10017-3147

     By: Warburg, Pincus & Co.
         General Partner


         By:
             ------------------------------
             Name:
             Title:

                                                                       EXHIBIT 3

                             CASHLESS EXERCISE FORM

Sonus Corp.
111 SW Fifth Avenue, Suite 1620
Portland, Oregon 97204

     Pursuant to Section 2(b) of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate for, and to receive thereunder, without any cash payment, ________ common shares of the Company (the "Common Shares") as provided for therein, and requests that certificates for such Common Shares be issued in the name of:

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York 10017-3147
Taxpayer Identification Number:  __________________

If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Shares specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below.

Dated:_______________________

Name of Warrantholder:

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York 10017-3147

     By: Warburg, Pincus & Co.
         General Partner


         By:
             ------------------------------
             Print Name:
             Title:

                                                                       EXHIBIT B





                                   SONUS CORP.

                              AMENDED AND RESTATED

                 TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES
                               (Without Par Value)



     "1. Number and Designation. The number of shares to constitute this series shall be 2,666,666 and the designation of such shares shall be the "Series A Convertible Preferred Shares" (hereinafter called "this Series"). The number of shares constituting this Series may be decreased from time to time by action of the Board, but not below the number of shares of this Series then outstanding. All shares of this Series shall be identical with each other in all respects. The shares of this Series shall rank senior to the common shares (the "Common Shares") of the Corporation and equal to the Series B Convertible Preferred Shares ("Series B Convertible Shares") as to cash dividends and upon liquidation, as described below. Any amounts herein referencing share prices or numbers of shares shall be subject to appropriate adjustments in the event of any stock splits, consolidations or the like.

     "2. Dividend Rights.

     "(a) Subject to the provisions of this Section 2, the holders of shares of this Series shall be entitled to receive when, as and if declared by the Board, out of assets legally available therefor, cumulative dividends ("Dividends") at the applicable rate per annum specified in Section 2(b) hereof from the date of issuance and payable in accordance with Section 2(c) hereof. Dividends shall be cumulative from the date of initial issuance of the shares of this Series (the "Initial Issuance Date"), whether or not earned or declared and whether or not in any fiscal year there shall be assets, net profits or surplus legally available for the payment of such Dividends. In the event that the Board shall declare a Dividend prior to December 24, 2002, subject to applicable regulatory approvals, such Dividend may, at the discretion of the Board, be payable in Common Shares. The number of Common Shares to be issued to the holders of shares of this Series upon the payment of a Dividend in Common Shares shall be the amount of the

Dividends  payable to such holder  pursuant to this  Section 2 divided by either
(i) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) U.S. $6.75 or (ii) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price of the Common Shares as such term is defined below for the ten (10) trading days immediately preceding the Record Date as such term is defined in Section 2(c) hereof. Notwithstanding the foregoing, after December 24, 2002, any and all Dividends declared must be paid in cash.

     For all purposes hereof, the term "Market Price of the Common Shares" as of any specified date shall mean: (i) if the Common Shares are listed or admitted for trading on one or more United States national securities exchanges, the daily closing price for the Common Shares on the principal exchange in the United States on which the Common Shares are listed; (ii) if the Common Shares are not listed or admitted for trading on any United States national securities exchange, the daily closing price for the Common Shares on the Nasdaq National or Nasdaq Small-Cap Market ("Nasdaq"); (iii) if the Common Shares are not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the daily closing price of the Common Shares on the principal stock exchange in Canada on which the Common Shares are listed (expressed in United States dollars based upon the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York); (iv) if the Common Shares are not listed or admitted to trading on any United States national or Canadian national securities exchange or on Nasdaq, the average of the reported bid and asked prices on the trading day preceding such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company; or (v) if the Common Shares are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of a majority of the shares of this Series then outstanding; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of a majority of the shares of this Series then outstanding or, if that selection cannot be made within an additional 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

     "(b) The Dividend per share of this Series shall be computed based upon a rate per annum of 5% on a base amount of U.S. $6.75 per share of this Series (the "Base Amount"). The Dividend rate per annum shall be subject to increase in the event that all of the following conditions (the "Triggering Conditions") have not been satisfied by the dates specified below: (i) the Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market at a Market Price greater than U.S. $8.00 per Common Share on each of the 10 consecutive trading days preceding such date; and (iii) the Corporation's net income (excluding profit or loss on disposal of a significant part of the Company's assets or separate segment thereof, gains on restructuring payables, gains or losses on the extinguishment of debt, expropriations of property, gains or losses that are the direct result of a major casualty, or one-time losses resulting from prohibition under a newly-enacted law or regulation) before income taxes, Dividends on the shares of this Series and on the Series B Convertible Shares and amortization of goodwill and covenants not to compete for the three consecutive fiscal quarters preceding such date, as reported in or derived from the Corporation's quarterly or annual reports filed with the Securities and Exchange Commission, shall have averaged at least U.S. $0.22 per fully diluted Common Share per fiscal quarter, provided, however, in making such calculation, the Common Shares issuable upon exercise of the warrants issued to Warburg, Pincus Ventures, L.P. ("Warburg"), pursuant to that certain Amended and Restated Warrant Agreement between the Corporation and Warburg relating to warrants to purchase 2,000,000 Common Shares (the "Amended and Restated Warrant Agreement"), shall be excluded but Common Shares issuable upon the conversion of the shares of this Series and the Series B Convertible Shares shall not. All references to per share amounts or prices with respect to the Triggering Conditions shall be appropriately adjusted for any subdivision, consolidation, or reclassification of the Common Shares. Until the Triggering Conditions have been satisfied, the Dividend rate per annum shall be (A) 15% of the Base Amount per share of this Series from and after January 1, 2003 and payable in accordance with Section 2(c) hereof commencing January 1, 2004; (B) 18% of the Base Amount per share of this Series from and after January 1, 2004 and payable in accordance with Section 2(c) hereof commencing January 1, 2005; and (C) thereafter, 21% of the Base Amount per share of this Series from and after January 1, 2005 and payable in accordance with Section 2(c) hereof commencing January 1, 2006. Upon the satisfaction of all the Triggering Conditions, the Dividend per share of this Series shall be computed based upon a rate per annum of 5% of the Base Amount. Accruals of Dividends shall not bear interest. All Dividends declared upon the shares of this Series shall be declared pro rata per share.

     "(c) The record date for the determination of the holders of shares of this Series who shall be entitled to receive Dividends (the "Record Date") shall be the first business day of each calendar year, and only the holders of shares of this Series of record on the Record Date shall be entitled to receive such Dividends. All Dividends payable to such holders of record shall be paid on the tenth business day following the Record Date on each issued and outstanding share of this Series.

     "(d) Dividends payable on shares of this Series for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any Dividend payment made on shares of this Series shall first be credited against the earliest accumulated but unpaid Dividends due with respect to the shares of this Series.

     "(e) No dividends shall be declared or paid or set aside for payment on any share capital of the Corporation ranking, as to dividends, on a parity with or subordinate to the shares of this Series for any period unless full accumulated Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the shares of this Series for all Dividend periods terminating on or prior to the date of payment of such dividends. When Dividends are not paid in full on the shares of this Series and any other preferred shares of the Corporation ranking with respect to payment of dividends on a parity with the shares of this Series, all dividends declared or paid upon shares of this Series and such other preferred shares shall be declared and paid pro rata so that the amount of dividends declared and paid on the shares of this Series and such other preferred shares shall in all cases bear to each other the same ratio that accumulated dividends per share (which in the case of noncumulative preferred shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of this Series and such other preferred shares bear to each other. Except as provided in the preceding sentence, unless full accumulated Dividends have been paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares, or, in each case, any other series of shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation) shall be declared and paid or a sum sufficient for the payment thereof set aside for payment or any other distribution declared or made upon the Common Shares, Series

B Convertible Shares or any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation. No Common Shares, Series B Convertible Shares or shares of any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased, retired or otherwise acquired for any consideration (and no funds shall be paid to or made available for a sinking fund for the redemption of any such share capital) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation or except with respect to Common Shares that the Corporation has become obligated to redeem prior to the issuance of any shares of this Series upon the occurrence of specified circumstances) unless, in each case, the full accumulated Dividends shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full Dividends on such shares.

     "(f) Upon conversion of any shares of this Series by any holder thereof pursuant to Section 7 hereof, any Dividends accrued and payable to such holder shall be forfeited and the Corporation shall have no further obligation to such holder of shares of this Series for such accumulated Dividends.

     "3. Liquidation Rights. (a) In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts payable with respect to securities of the Corporation ranking prior to the shares of this Series ("Senior Preferred Shares"), the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of the Common Shares or any other share capital of the Corporation ranking subordinate to the shares of this Series, a liquidating distribution in an amount equal to the greater of (i) U.S. $6.75 per share of this Series plus an amount equal to any accrued and unpaid Dividends (including accumulated Dividends, whether or not declared) to and including the date of distribution or (ii) the amount distributable to the holders of shares of this Series as if such holders had converted their shares of this Series into Common Shares pursuant to Section 7 hereof immediately prior to such dissolution, liquidation or winding up of the affairs of the Corporation (plus accumulated Dividends, whether or not declared). Amounts payable pursuant to clause (i) or (ii) of this Section 3(a) shall be distributed ratably among the holders of shares of this Series in proportion to the number of shares of this Series held. After payment to the holders of shares of this Series of the full amount to which such holders are entitled as set forth above, the holders of shares of this Series shall have no right or claim to any of the remaining assets of the Corporation.

     "(b) If upon any such dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of shares of this Series and the holders of all other classes or series of shares of the Corporation ranking on a parity with the shares of this Series shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of shares of this Series and such other classes or series of shares of the Corporation in proportion to the sum of the accumulated dividends and the liquidation preferences per share.

     "(c) The sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

     "4. Optional Redemption. (a) The shares of this Series may not be redeemed before the fifth anniversary of the Initial Issuance Date. Thereafter, the shares of this Series shall be redeemable (subject to subsection 4(d) below) at the option of the Corporation, in whole or in part, at the redemption price, which shall be an amount equal to the greater of (i) U.S. $6.75 per share of this Series plus the amount of any accrued and unpaid Dividends per share of this Series (including accumulated Dividends, whether or not declared) or (ii) the Fair Market Value of a share of this Series (as defined below). For purposes hereof, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm mutually agreed to by the Corporation and the holder of a majority of the shares of this Series then outstanding, whose determination shall be conclusive.

     "(b) (i) In case the Corporation shall desire to exercise its right to redeem any shares of this Series, it shall give notice of such redemption to holders of the shares of this Series to be redeemed as hereinafter provided in this Section 4(b).

          "(ii) Notice of redemption shall be given to the holders of shares of this Series to be redeemed by mailing such notice by first-class mail to their last addresses as they shall appear upon the register for the shares of this Series not less than 120 calendar days prior to the date fixed for redemption.

          "(iii) Each such notice of redemption (A) shall specify the date fixed for redemption and the redemption price at which shares of this Series are to be redeemed, (B) shall state that payment of the redemption price for the shares of this Series to be redeemed will be made at the principal executive offices of the Corporation, upon presentation and surrender of certificates representing such shares of this Series, and (C) if less than all the shares of this Series are to be redeemed, shall specify the number of shares of this Series held by each holder to be redeemed. In case any certificate representing shares of this Series is to be redeemed in part only, the notice of redemption which relates to such certificate shall state the number of shares of this Series represented by such certificate to be redeemed and shall state that on and after the redemption date, upon surrender of such certificate, a new certificate or certificates for a number of shares of this Series equal to the unredeemed portion thereof will be issued.

          "(iv) If less than all the shares of this Series are to be redeemed, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of this Series held on the date of notice of redemption).

     "(c) (i) If the giving of notice of redemption shall have been completed as provided above, the shares of this Series specified in such notice shall become redeemable, and shall be redeemed by the Corporation upon presentation and surrender of the certificate representing such shares, on the date and at the place stated in such notice at the redemption price, and on and after such date fixed for redemption, notwithstanding that any certificate for shares of this Series so called for redemption shall not have been surrendered for cancellation, unless there shall have been a default in payment of the redemption price, all shares of this Series called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares of this Series shall forthwith cease and terminate except only the right of the holders thereof to receive from the Corporation the redemption price, without interest, of the shares to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          "(ii) Upon presentation of any certificate representing shares of this Series only a portion of which are to be redeemed, the Corporation shall immediately issue, at its expense, a new certificate or certificates representing the shares of this Series not redeemed.

     "(d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of this Series. Any shares of this Series so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized shares of this Series accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the shares of this Series at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

     "5. No Mandatory Redemption. The shares of this Series shall not be subject to mandatory redemption by the Corporation.

     "6. Voting Rights. (a) Each issued and outstanding share of this Series shall be entitled to the number of votes equal to the number of Common Shares of the Corporation into which each such share of this Series is convertible (as adjusted from time to time pursuant to Section 7(a) hereof), at each meeting of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraph (b) below or by the provisions establishing any other series of preferred stock of the Corporation, holders of the shares of this Series and of any other outstanding preferred stock shall vote together with the holders of Common Shares as a single class.

     (b) In addition to any other rights provided by law, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the shares of this Series or any other provision of the Corporation's constating documents that would adversely affect the rights of the holders of the shares of this Series, including, without limitation, any increase in the number of shares of this Series, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of such adversely affected shares of this Series, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of preferred stock of the Corporation with preference or priority over, or being on a parity with the shares of this Series as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to adversely affect the shares of this Series.

     "7. Conversion. (a) Each share of this Series may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable Common Shares, provided, however, that on any redemption of any shares of this Series or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the shares of this Series. The initial conversion rate for shares of this Series shall be one Common Share for each one share of this Series surrendered for conversion, representing an initial conversion price (for purposes of Section 7(g)) of U.S. $6.75 per share of the Corporation's Common Shares (hereinafter, the "Conversion Price"). The applicable conversion rate and Conversion Price from time to time in effect are subject to adjustment as hereinafter provided.

     "(b) Whenever the Conversion Price shall be adjusted as provided in Section 7(g) hereof, the Corporation shall forthwith file at each office designated for the conversion of the shares of this Series, a statement, signed by any of the Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of shares of this Series at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 7(g)(vii), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 7(g)(vii) hereof.

     "(c) The right of conversion shall be exercised by the holder by the surrender of the certificates representing shares of this Series to be converted to the Corporation at any time during normal business hours at the office or agency then maintained by it for the conversion of shares of this Series (the "Conversion Office"), accompanied by written notice to the Corporation of such holder's election to convert and, if so required by the Corporation or any conversion agent, by an instrument of transfer, in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 7(k).

     "(d) As promptly as practicable after the surrender for conversion of one or more certificates representing any shares of this Series in the manner provided in Section 7(c) and the payment in cash of any amount required by the provisions of Section 7(k), the Corporation will deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of such shares, a certificate or certificates representing the number of full Common Shares issuable upon such conversion, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates representing shares of this Series in proper order for conversion, and all rights of the holder of such shares as a holder of such shares shall cease at such time, and the person or persons in whose name or names the certificates for such Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such Common Shares are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

     "(e) Upon conversion in the manner provided in this Section 7 of only a portion of the number of shares of this Series represented by a certificate so surrendered for conversion, the Corporation shall issue and deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate or certificates representing the number of shares of this Series representing the unconverted portion of the certificate so surrendered, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws.

     "(f) All shares of this Series which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive Common Shares in exchange therefor. Any shares of this Series so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of this Series accordingly.

     "(g) Anti-Dilution Provisions.

     (i) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 7(g)(i). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one Common Share of the Corporation upon conversion of shares of this Series. Upon each adjustment of the Conversion Price pursuant to this Section 7(g), the registered holder of shares of this Series shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of Common Shares of the Corporation obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Shares of the Corporation acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such a adjustment. For purposes of this Section 7(g), the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Shares outstanding at such time, (y) the number of Common Shares of the Corporation issuable assuming conversion at such time of all outstanding shares of the Corporation's other series of convertible preferred stock, if any, and (z) the number of Common Shares of the Corporation deemed to be outstanding at such time under subparagraphs 7(g)(ii)(1) to (8), inclusive.

     (ii) Except as provided in paragraph 7(g)(iii) or 7(g)(vi) below, if and whenever on or after the Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 7(g)(ii)(1) to (8), inclusive, be deemed to have issued or sold (such issuance or sale, whether actual or deemed, the "Triggering Transaction") any Common Shares for a consideration per share less than,

          (I) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price shall, subject to subparagraphs (1) to (8) of this Section 7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing: (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by (H) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of Common Shares issued (or deemed to be issued in accordance with subparagraphs 7(g)(ii)(l) to (8)) in connection with the Triggering Transaction; or

          (II) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such Triggering Transaction, the Conversion Price shall, subject to subparagraphs (1) to (8) of this Section 7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of Common Shares which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten trading days immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Common Shares Deemed Outstanding immediately after such Triggering Transaction.

     For purposes of determining the adjusted Conversion Price under this paragraph 7(g)(ii), the following subsections (1) to (8), inclusive, shall be applicable:

          (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in an amalgamation or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Shares are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of the granting of such Option (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) or the Conversion Price in effect immediately prior to the time of such issuance or sale (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum amount of Common Shares issuable upon the exercise of such Options or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

          (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in an amalgamation or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) or the Conversion Price in effect immediately prior to the time of such issuance or sale (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 7(g)(ii) or 7(g)(iv)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such

     Options shall be deemed to have been issued without consideration.

          (6) In case any Common Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters' discounts or commissions related to such issue or sale). In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

          (7) In case the Corporation shall declare a dividend or make any other distribution upon the share capital of the Corporation payable in Common Shares, Options, or Convertible Securities, then in such case any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (8) For purposes of this paragraph 7(g)(ii), in case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     (iii) In the event the Corporation shall declare a dividend upon the Common Shares (other than a dividend payable in Common Shares covered by subparagraph 7(g)(ii)(7)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any shares of this Series, the Corporation shall, subject to applicable law, pay to the person converting such shares of this Series an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Shares by reason of stock splits, stock dividends, amalgamations or reorganizations, or for any other reason). For the purposes of this paragraph 7(g)(iii), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

     (iv) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Shares covered by paragraph 7(g)(ii)(7)) its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (v) If any capital reorganization or reclassification of the share capital of the Corporation, or amalgamation of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, amalgamation or sale, lawful and adequate provision shall be made whereby the holders of shares of this Series shall have the right to acquire and receive upon conversion of the shares of this Series, which right shall be prior to the rights of the holders of stock ranking on liquidation junior to this Series (but after and subject to the rights of holders of Senior Preferred Shares, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, amalgamation or sale) with respect to or in exchange for such number of outstanding Common Shares of the Corporation as would have been received upon conversion of the shares of this Series at the Conversion Price then in effect. The Corporation will not effect any such amalgamation or sale, unless prior to the consummation thereof the amalgamated corporation or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the shares of this Series at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Corporation, the Corporation shall not effect any amalgamation or sale with the person having made such offer or with any Affiliate (as defined below) of such person, unless prior to the consummation of such amalgamation or sale the holders of the shares of this Series shall have been given a reasonable opportunity to then elect to receive upon the conversion of the shares of this Series either the stock, securities or assets then issuable with respect to the Common Shares of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

     (vi) The provisions of this Section 7(g) shall not apply to any Common Shares issued, issuable or deemed outstanding under subparagraphs 7(g)(ii)(1) to
(8) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the warrants of the Corporation issued to Warburg pursuant to the Amended and Restated Warrant Agreement or (iv) on conversion of the shares of this Series or the sale of any additional shares of this Series.

     (vii) In the event that:

          (1) the Corporation shall declare any cash dividend upon its Common Shares, or

          (2) the Corporation shall declare any dividend upon its Common Shares payable in stock or make any special dividend or other distribution to the holders of its Common Shares, or

          (3) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights, or

          (4) there shall be any capital reorganization or reclassification of the share capital of the Corporation, including any subdivision or combination of its outstanding Common Shares, or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the shares of this Series:

          (A) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up; and

          (B) in the case of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the shares of this Series at the address of each such holder as shown on the books of the Corporation.

     (viii) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of the Common Shares of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 7(g)(ii) hereof, then each holder of shares of this Series shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 7(g)(vii)) and upon the terms applicable to such Purchase Rights either:

          (A) the aggregate Purchase Rights which such holder could have acquired if it had held the number of Common Shares acquirable upon conversion of shares of this Series immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the shares of this Series as soon as possible after such exercise and it shall not be necessary for the exercising holder of the shares of this Series specifically to request delivery of such rights; or

          (B) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Common Shares or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

     (ix) If any event occurs as to which, in the opinion of the Board, the provisions of this Section 7(g) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the shares of this Series in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7(g) except in the case of a combination of shares of a type contemplated in paragraph 7(g)(iv) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 7(g)(iv).

          "(h) No fractional Common Shares shall be issued upon the conversion of any share or shares of this Series. If any fractional interest in a Common Share would, except for the provisions of this Section 7(h), be deliverable upon the conversion of any share or shares of this Series, the Corporation shall in lieu of delivering the fractional Common Share therefor satisfy such fractional interest by payment to the holder of such surrendered share or shares of this Series of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, computed on the basis of the Market Price of the Common Shares on the date of such conversion, provided, however, that no amount shall be paid by the Corporation to such holder of less than U.S. $5.00.

          "(i) The Corporation shall be entitled to effect the mandatory conversion, in whole or in part, of the shares of this Series in accordance with this Section 7 if all of the following conditions (the "Mandatory Conversion Conditions") have been satisfied as of the date of the notice described below: (i) the Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market at a Market Price greater than U.S. $8.00 per Common Share on each of the 10 consecutive trading days preceding such date; and (iii) the Corporation's net income (excluding profit or loss on disposal of a significant part of the Company's assets or separate segment thereof, gains on restructuring payables, gains or losses on the extinguishment of debt, expropriations of property, gains or losses that are the direct result of a major casualty, or one-time losses resulting from prohibition under a newly-enacted law or regulation) before income taxes, Dividends on the shares of this Series and the Series B Convertible Shares and amortization of goodwill and covenants not to compete for the three consecutive fiscal quarters preceding such date, as reported in or derived from the Corporation's quarterly or annual reports filed with the Securities and Exchange Commission, shall have averaged at least U.S. $0.22 per fully diluted Common Share per fiscal quarter, provided, however, in making such calculation, the Common Shares issuable upon exercise of the warrants issued to Warburg pursuant to the Amended and Restated Warrant Agreement, shall be excluded but Common Shares issuable upon the conversion of the shares of this Series and the Series B Convertible Shares shall not. All references to per share amounts or prices with respect to the Mandatory Conversion Conditions shall be appropriately adjusted for any subdivision, consolidation, or reclassification of the Common Shares.

     Upon such mandatory conversion, each share of this Series subject to such conversion shall be converted into Common Shares at the then effective
Conversion Price for such shares. In case the Corporation shall desire to exercise the right to convert all or, as the case may be, any shares of this Series in accordance with the right to do so, it shall provide notice to the holders of the shares of this Series to be converted as hereinafter provided in this Section 7(i).

               "(i) A notice of conversion shall be given to the holders of shares of this Series to be converted by mailing by first-class mail to their last addresses as they shall appear upon the register for shares of this Series not less than 120 calendar days prior to the date fixed for conversion.

               "(ii) Each such notice of conversion (A) shall specify the date fixed for conversion and the number of Common Shares issuable to the holder of a share of this Series upon such conversion, (B) shall state the offices or agencies to be maintained by the Corporation for the purpose of such conversion, upon presentation and surrender of such shares of this Series and (C) if less than all the shares of this Series are to be converted, shall specify the number of shares of this Series held by each holder, and the serial numbers of the certificates thereof, to be converted. In case any certificate representing shares of this Series is to be converted in part only, the notice of conversion which relates to such certificate shall state the number of shares of this Series represented by such certificate to be converted and shall state that on and after the conversion date, upon surrender of such certificate, a new certificate or certificates for a number of shares of this Series equal to the unconverted portion thereof will be issued.

          "(j) The Corporation will at all times reserve and keep available, solely for the purposes of the issuance of Common Shares upon conversion of the shares of this Series, the full number of Common Shares as shall be issuable upon the conversion of all such outstanding shares of this Series.

          The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of the shares of this Series and, that if any Common Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any U.S. (federal or state) or Canadian law before such Common Shares may be validly issued or delivered upon conversion, the Corporation will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

          "All Common Shares which shall be issued upon conversion of the shares of this Series will upon issuance be fully paid and nonassessable and not subject to preemptive rights.

          "(k) The issuance of certificates for Common Shares upon conversion of shares of this Series shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the share or shares of this Series so converted, the holder thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

          "(l) In case (A) the Corporation shall take any action which would require an adjustment in the number of Common Shares issuable to holders of shares of this Series upon conversion thereof pursuant to Section 7(g) above; or (B) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be given to the holders of the shares of this Series at least ten days prior to the applicable record date hereinafter specified, a notice of (X) the date on which a record is to be taken for the purpose of any dividend, distribution or grant to holders of Common Shares which would require such an adjustment, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, or grant are to be determined or
     (Y) the date on which such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property or other assets deliverable upon such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any proceedings described in subparagraphs (A) or (B) of this Section 7(l).

          "8.  Miscellaneous.

               "(a) For the purposes hereof:

                    "(i) the  term  "outstanding",  when  used in  reference  to shares of this Series, shall mean issued shares of this Series, excluding shares of this Series called for redemption; and

                    "(ii) any shares of a series or class of shares of the
               Corporation shall be deemed to rank:

                         "(A) prior to shares of this Series, whether or not the
                    dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to receipt from the Corporation of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of this Series, as the case may be;

                         "(B)  on a  parity  with or  equal  to  shares  of this
                    Series, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to the receipt from the Corporation of dividends or of amounts distributable upon liquidation to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such shares of a series or class of shares and the holders of shares of this Series; and

                         "(C)  subordinate to shares of this Series,  whether or
                    not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the rights of the holders of such shares of a series or class of shares shall be subordinate to the rights of the holders of shares of this Series in respect of the receipt from the Corporation of dividends and of amounts distributable upon liquidation, dissolution or winding up, including, without limitation, the Common Shares of the Corporation.

          "(b) So long as any shares of this Series are outstanding, in the event of any conflict between the provisions hereof and any corporate document of the Corporation (both as presently existing or hereafter amended and supplemented) the provisions hereof, as the same may be amended or supplemented, shall be and remain controlling.

          "(c) The holders of the shares of this Series shall have no preemptive rights.

                                                                       EXHIBIT C




                                   SONUS CORP.

                 TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES
                               (Without Par Value)



     "1. Number and Designation. The number of shares to constitute this series shall be 2,500,000 and the designation of such shares shall be the "Series B Convertible Preferred Shares" (hereinafter called "this Series"). The number of shares constituting this Series may be decreased from time to time by action of the Board, but not below the number of shares of this Series then outstanding. All shares of this Series shall be identical with each other in all respects. The shares of this Series shall rank senior to the common shares (the "Common Shares") of the Corporation and equal to the Series A Convertible Preferred Shares ("Series A Convertible Shares") as to dividends and upon liquidation, as described below. Any amounts herein referencing share prices or numbers of shares shall be subject to appropriate adjustments in the event of any stock splits, consolidations or the like.

     "2. Dividend Rights.

     "(a) Subject to the provisions of this Section 2, the holders of shares of this Series shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, preferential cumulative dividends ("Dividends") (i) at a rate per annum per share equal to eight percent (8.0%) of the Conversion Price (as hereinafter defined), payable as provided in Section 2(b) hereof, through October 31, 2004; (ii) from November 1, 2004 through October 31, 2005; at a rate per annum per share equal to twelve percent (12.0%) of the Conversion Price, payable in U.S. dollars; (iii) from November 1, 2005 through October 31, 2006, at a rate per annum per share equal to fifteen percent (15.0%) of the Conversion Price, payable in U.S. dollars; and (iv) from and after November 1, 2006, at a rate per annum per share equal to eighteen percent (18.0%) of the Conversion Price, payable in U.S. dollars. Full cumulative Dividends shall be paid before any dividends shall be set apart for or paid in any year upon the Common Shares or any other shares ranking as to dividends junior to this Series (such Common Shares and other shares being referred to hereinafter collectively as "Junior Stock"). Accruals of Dividends under Section 2(b)(i) shall not bear interest. All Dividends declared upon the shares of this Series shall be declared pro rata per share.

     "(b) (i) No Dividends on this Series will be declared until October 31, 2000. At such time, if the Corporation's EBTA, as reported in or derived from the Corporation's annual report filed with the Securities and Exchange Commission, for the fiscal year ended July 31, 2000, is equal to or greater than U.S. $0.20 (excluding CFO Costs) per fully diluted Common Share, as measured to include Common Shares issuable upon the conversion of the shares of this Series and the Series A Convertible Shares but to exclude the Common Shares issuable upon the exercise of the Warburg Warrants (the "Fully Diluted Common Shares"), then the holders of shares of this Series shall be entitled to receive when and as declared by the Board out of assets legally available therefor a Dividend in respect of the period beginning on the Initial Issuance Date (as defined below) and ending on October 31, 2000, and each quarter thereafter, in each case payable in U.S. dollars, before any dividends shall be set apart for or paid upon any Junior Stock in any year. "EBTA" means net income (excluding profit or loss on disposal of a significant part of the Corporation's assets or separate segment thereof, gains on restructuring payables, gains or losses on the extinguishment of debt, expropriations of property, gains or losses that are the direct result of a major casualty, or one-time losses resulting from prohibition under a newly-enacted law or regulation) before income taxes, Dividends on the shares of this Series and the Corporation's Series A Convertible Shares, and amortization of goodwill and covenants not to compete. "CFO Costs" means the costs, if such person is hired by the Corporation on or before January 31, 2000, of (i) retaining an executive search firm to hire a chief financial officer for the Corporation and (ii) relocating such person. "Warburg Warrants" means the warrants to purchase 2,000,000 Common Shares issued to Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to that certain amended and restated warrant agreement between the Corporation and Warburg dated as of the Initial Issuance Date.

     (ii) If EBTA per Fully Diluted Common Share for the fiscal year ended July 31, 2000 is less than U.S. $0.20 (excluding CFO Costs), then Dividends will not be payable until such time as the Corporation meets the quarterly EBTA targets set forth below for four (4) consecutive fiscal quarters. From and after such time, Dividends will be payable quarterly in cash in U.S. dollars, before any dividends shall be set apart for or paid upon any Junior Stock in any year. If the Corporation has not met the quarterly EBTA targets set forth below for four
(4) consecutive fiscal quarters by the fiscal quarter ended July 31, 2002, then Dividends will not be payable on shares of this Series.

                                       Target EBTA per Fully Diluted
Period                                 Common Share
------                                 ------------------------------
Fiscal quarter ending 10/31/99         U.S. $0.02
Fiscal quarter ending 1/31/00                0.03
Fiscal quarter ending 4/30/00                0.07
Fiscal quarter ending 7/31/00                0.08
Fiscal quarter ending 10/31/00               0.07
Fiscal quarter ending 1/31/01                0.10
Fiscal quarter ending 4/30/01                0.15
Fiscal quarter ending 7/31/01                0.17
Fiscal quarter ending 10/31/01               0.16
Fiscal quarter ending 1/31/02                0.20
Fiscal quarter ending 4/30/02                0.26
Fiscal quarter ending 7/31/02                0.30


     "(c) To the extent payable pursuant to Section 2(b) hereof, Dividends on this Series shall accrue quarterly on October 31, January 31, April 30 and July 31 of each year, beginning October 31, 1999, and shall be cumulative from the date of initial issuance of the shares of this Series (the "Initial Issuance Date"), whether or not earned or declared and whether or not in any fiscal year there shall be assets, net profits or surplus legally available for the payment of such Dividends in respect of such fiscal year, so that if in any fiscal year or years, Dividends are not paid upon shares of this Series in the full amounts specified in Section 2(a) hereof, unpaid Dividends which are payable under
Section 2(b) hereof shall accumulate as against the holders of the Junior Stock and any sums in any later years shall be paid to the holders of this Series with respect to any prior year or years when Dividends were not paid.

     "(d) The record date for the determination of the holders of shares of this Series who shall be entitled to receive Dividends (the "Record Date") shall be thirty (30) days prior to any payment date, and only the holders of shares of this Series of record on the Record Date shall be entitled to receive such Dividends.

     "(e) Dividends payable on shares of this Series for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any Dividend payment made on shares of this Series shall first be credited against the earliest accumulated but unpaid Dividends due with respect to the shares of this Series.

     "(f) No dividends shall be declared or paid or set aside for payment on any share capital of the Corporation ranking, as to dividends, on a parity with or subordinate to the shares of this Series for any period unless full accumulated Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the shares of this Series for all Dividend periods terminating on or prior to the date of payment of such dividends. When Dividends are not paid in full on the shares of this Series and any other preferred shares of the Corporation ranking with respect to payment of dividends on a parity with the shares of this Series, all dividends declared or paid upon shares of this Series and such other preferred shares shall be declared and paid pro rata so that the amount of dividends declared and paid on the shares of this Series and such other preferred shares shall in all cases bear to each other the same ratio that accumulated dividends per share (which in the case of noncumulative preferred shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of this Series and such other preferred shares bear to each other. Except as provided in the preceding sentence, unless full accumulated Dividends have been paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares or, in each case, any other series of shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation) shall be declared and paid or a sum sufficient for the payment thereof set aside for payment or any other distribution declared or made upon or in respect of the Common Shares, Series A Convertible Shares or any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation. No Common Shares, Series A Convertible Shares or shares of any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased, retired or otherwise acquired for any consideration (and no funds shall be paid to or made available for a sinking fund for the redemption of any such share capital) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation or except with respect to Common Shares that the Corporation has become obligated to redeem prior to the issuance of any shares of this Series upon the occurrence of specified circumstances) unless, in each case, the full accumulated Dividends in respect of this Series shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full Dividends on such shares.

     "(g) Upon conversion of any shares of this Series by any holder thereof pursuant to Section 7 hereof, any Dividends accrued and payable to such holder shall be forfeited and the Corporation shall have no further obligation to such holder of shares of this Series for such accumulated Dividends.

     "3. Liquidation Rights. (a) In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts payable with respect to securities of the Corporation ranking prior to the shares of this Series ("Senior Preferred Shares"), the holders of each share of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Junior Stock, a liquidating distribution in an amount equal to the Conversion Rate multiplied by the greater of (i) the Conversion Price per share of this Series plus an amount equal to any accrued and unpaid Dividends, whether or not declared (including accumulated Dividends), to and including the date of distribution or (ii) the per share amount distributable to the holders of shares of this Series as if such holders had converted their shares of this Series into Common Shares pursuant to Section 7 hereof immediately prior to such dissolution, liquidation or winding up of the affairs of the Corporation (plus accumulated Dividends, whether or not declared). Amounts payable pursuant to clause (i) or (ii) of this
Section 3(a) shall be distributed ratably among the holders of shares of this Series in proportion to the number of shares of this Series held. After payment to the holders of shares of this Series of the full amount to which such holders are entitled as set forth above, the holders of shares of this Series shall have no right or claim to any of the remaining assets of the Corporation.

     "(b) If upon any such dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of shares of this Series and the holders of all other classes or series of shares of the Corporation ranking on a parity with the shares of this Series shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of shares of this Series and such other classes or series of shares of the Corporation in proportion to the sum of the accumulated dividends and the liquidation preferences per share.

     "(c) The sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

     "4. Optional Redemption. (a) The shares of this Series may not be redeemed before the fifth anniversary of the Initial Issuance Date. Thereafter, each share of this Series shall be redeemable (subject to subsection 4(d) below) at the option of the Corporation, in whole or in part, at the redemption price, which shall be an amount equal to the Conversion Rate multiplied by the greater of (i) the Conversion Price per share of this Series plus the amount of any accrued and unpaid Dividends per share of this Series (including accumulated Dividends, whether or not declared), or (ii) the Fair Market Value of a share of this Series (as defined below). For purposes hereof, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm mutually agreed to by the Corporation and the holder of a majority of the shares of this Series then outstanding, whose determination shall be conclusive.

     "(b) (i) In case the Corporation shall desire to exercise its right to redeem any shares of this Series, it shall give notice of such redemption to holders of the shares of this Series to be redeemed as hereinafter provided in this Section 4(b).

          "(ii) Notice of redemption shall be given to the holders of shares of this Series to be redeemed by mailing such notice by first-class mail to their last addresses as they shall appear upon the register for the shares of this Series not less than 120 calendar days prior to the date fixed for redemption.

          "(iii) Each such notice of redemption (A) shall specify the date fixed for redemption and the redemption price at which shares of this Series are to be redeemed, (B) shall state that payment of the redemption price for the shares of this Series to be redeemed will be made at the principal executive offices of the Corporation, upon presentation and surrender of certificates representing such shares of this Series, and (C) if less than all the shares of this Series are to be redeemed, shall specify the number of shares of this Series held by each holder to be redeemed. In case any certificate representing shares of this Series is to be redeemed in part only, the notice of redemption which relates to such certificate shall state the number of shares of this Series represented by such certificate to be redeemed and shall state that on and after the redemption date, upon surrender of such certificate, a new certificate or certificates for the number of shares of this Series equal to the unredeemed portion thereof will be issued.

          "(iv) If less than all the shares of this Series are to be redeemed, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of this Series held on the date of notice of redemption).

     "(c) (i) If the giving of notice of redemption shall have been completed as provided above, the shares of this Series specified in such notice shall become redeemable, and shall be redeemed by the Corporation upon presentation and surrender of the certificate representing such shares, on the date and at the place stated in such notice at the redemption price, and on and after such date fixed for redemption, notwithstanding that any certificate for shares of this Series so called for redemption shall not have been surrendered for cancellation, unless there shall have been a default in payment of the redemption price, all shares of this Series called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares of this Series shall forthwith cease and terminate except only the right of the holders thereof to receive from the Corporation the redemption price, without interest, of the shares to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          "(ii) Upon presentation of any certificate representing shares of this Series only a portion of which are to be redeemed, the Corporation shall immediately issue, at its expense, a new certificate or certificates representing the shares of this Series not redeemed.

     "(d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of this Series. Any shares of this Series so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized shares of this Series accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the shares of this Series at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

     "5. No Mandatory Redemption. The shares of this Series shall not be subject to mandatory redemption by the Corporation.

     "6. Voting Rights. (a) Each issued and outstanding share of this Series shall be entitled to the number of votes equal to the Conversion Rate (as adjusted from time to time pursuant to Section 7(a) hereof), at each meeting of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraph (b) below or by the provisions establishing the terms of any other class of preferred stock of the Corporation, holders of the shares of this Series and of any other outstanding preferred stock, including without limitation the Series A Convertible Shares, shall vote together with the holders of Common Shares as a single class.

     (b) In addition to any other rights provided by law, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the shares of this Series or any other provision of the Corporation's constating documents that would adversely affect the rights of the holders of the shares of this Series, including, without limitation, any increase in the number of shares of this Series, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of such adversely affected shares of this Series, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of preferred stock of the Corporation with preference or priority over, or being on a parity with the shares of this Series as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to adversely affect the shares of this Series.

     "7. Conversion. (a) (i) Each share of this Series may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable Common Shares, provided, however, that on any redemption of any shares of this Series or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the shares of this Series.

The number of Common Shares of the Corporation into which each share of this Series is convertible (the "Conversion Rate") shall equal, for each one share of this Series, such number of Common Shares equal to (I)(A) the sum of (1) U.S. $10,000,000 plus (2) the sum of any Adjustment Amounts for any fiscal periods preceding the last completed fiscal period (the sum of the amounts in (A)(1) and (A)(2), the "Base Factor") plus (B) the Adjustment Amount, if any, for the last completed fiscal period, divided by (II) the conversion price for shares of this Series (the "Conversion Price"), divided by (III) 2,500,000. The initial Conversion Rate shall be one Common Share for each one share of this Series surrendered for conversion, representing an initial Conversion Price (for purposes of Section 7(g)) of U.S. $4.00 per share of the Corporation's Common Shares. The applicable Conversion Rate and Conversion Price from time to time in effect are subject to adjustment as hereinafter provided.

     (ii) For purposes hereof, the term "Adjustment Amount" shall mean (a) $800,000 as of October 31, 2000, (b) two percent (2.0%) of the Base Factor in effect at such time, for any adjustment occurring from November 1, 2000 through October 31, 2004; (c) three percent (3.0%) of the Base Factor in effect at such time, for any adjustment occurring from November 1, 2004 through October 31, 2005; (d) three and three-quarters percent (3.75%) of the Base Factor in effect at such time, for any adjustment occurring from November 1, 2005 through October 31, 2006; and (e) four and one-half percent (4.5%) of the Base Factor in effect at such time, for any adjustment occurring from and after November 1, 2006; provided, however, that in the event that EBTA per Fully Diluted Common Share for the fiscal year ended July 31, 2000 is greater than or equal to U.S. $0.20 (excluding CFO Costs), then the Adjustment Amount for all purposes shall be zero; and provided, further, that in the event the EBTA per Fully Diluted Common Share for the fiscal year ended July 31, 2000 is less than U.S. $0.20 (excluding CFO Costs) and the Corporation meets the quarterly EBTA targets set forth below for four (4) consecutive fiscal quarters thereafter, the Adjustment Amount shall be zero in respect of any fiscal quarter ended on or after the last day of such fourth consecutive fiscal quarter. For purposes of paragraph (i) above and clauses (b)-(e) of this paragraph (ii), the Adjustment Amount shall be determined and the Conversion Rate shall be adjusted as of the end of each fiscal quarter. Any conversion of shares of this Series shall be made at the Conversion Rate in effect as of the end of the fiscal quarter ended immediately prior to the date of such conversion.

                                       Target EBTA per Fully Diluted
Period                                 Common Share
------                                 ------------------------------
Fiscal quarter ending 10/31/99         U.S. $0.02
Fiscal quarter ending 1/31/00                0.03
Fiscal quarter ending 4/30/00                0.07
Fiscal quarter ending 7/31/00                0.08
Fiscal quarter ending 10/31/00               0.07
Fiscal quarter ending 1/31/01                0.10
Fiscal quarter ending 4/30/01                0.15
Fiscal quarter ending 7/31/01                0.17
Fiscal quarter ending 10/31/01               0.16
Fiscal quarter ending 1/31/02                0.20
Fiscal quarter ending 4/30/02                0.26
Fiscal quarter ending 7/31/02                0.30


     (iii) As of October 31, 2000, the Conversion Price will be reduced by the Per Share Valuation Adjustment, if any. "Per Share Valuation Adjustment" means the Valuation Adjustment divided by the sum of (i) the total number of issued and outstanding Common Shares as of September 30, 1999 plus (ii) the total number of Shares into which the outstanding Series A Convertible Preferred Shares are convertible plus (iii) the total number of Shares into which the outstanding convertible notes of the Corporation are convertible as of September 30, 1999 plus (iv) the total number of Shares into which the outstanding shares of this Series are convertible as of October 31, 2000. "Valuation Adjustment" means the Reserve Deficiency multiplied by a factor of 7. "Reserve Deficiency" means the amount, if any, by which $4,736,000 exceeds the amounts collected by the Corporation on or before July 31, 2000 for services performed on or before July 31, 1999. No later than October 31, 2000, the Chief Financial Officer of the Corporation shall certify as to the Reserve Deficiency to each record holder of shares of this Series. At the request of any record holder of the shares of this Series, the Corporation shall cause the Reserve Deficiency to be verified by an audit performed by an internationally-recognized independent public accounting firm.

     "(b) Whenever the Conversion Price or the Conversion Rate shall be adjusted as provided in Section 7(a)(i) or Section 7(g) hereof, the Corporation shall forthwith file at each office designated for the conversion of the shares of this Series, a statement, signed by any of the Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of shares of this Series at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 7(g)(vii), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 7(g)(vii) hereof.

     "(c) The right of conversion shall be exercised by the holder by the surrender of the certificates representing shares of this Series to be converted to the Corporation at any time during normal business hours at the office or agency then maintained by it for the conversion of shares of this Series (the "Conversion Office"), accompanied by written notice to the Corporation of such holder's election to convert and, if so required by the Corporation or any conversion agent, by an instrument of transfer, in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 7(k).

     "(d) As promptly as practicable after the surrender for conversion of one or more certificates representing any shares of this Series in the manner provided in Section 7(c) and the payment in cash of any amount required by the provisions of Section 7(k), the Corporation will deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of such shares, a certificate or certificates representing the number of full Common Shares issuable upon such conversion, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates representing shares of this Series in proper order for conversion, and all rights of the holder of such shares as a holder of such shares shall cease at such time, and the person or persons in whose name or names the certificates for such Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such Common Shares are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

     "(e) Upon conversion in the manner provided in this Section 7 of only a portion of the number of shares of this Series represented by a certificate so surrendered for conversion, the Corporation shall issue and deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate or certificates representing the number of shares of this Series representing the unconverted portion of the certificate so surrendered, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws.

     "(f) All shares of this Series which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive Common Shares in exchange therefor. Any shares of this Series so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of this Series accordingly.

     "(g) Anti-Dilution Provisions.

          (i) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 7(g)(i). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one Common Share of the Corporation upon conversion of shares of this Series. Upon each adjustment of the Conversion Price pursuant to this Section 7(g), the registered holder of shares of this Series shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of Common Shares of the Corporation obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Shares of the Corporation acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such a adjustment. For purposes of this Section 7(g), the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Shares outstanding at such time, (y) the number of Common Shares of the Corporation issuable assuming conversion at such time of all outstanding shares of the Corporation's other series of convertible preferred stock, if any, and (z) the number of Common Shares of the Corporation deemed to be outstanding at such time under subparagraphs 7(g)(ii)(1) to
     (8), inclusive. For all purposes hereof, the term "Market Price," as to the Common Shares as of any specified date, shall mean: (i) if the Common Shares are listed or admitted for trading on one or more United States national securities exchanges, the daily closing price for the Common Shares on the principal exchange in the United States on which the Common Shares are listed; (ii) if the Common Shares are not listed or admitted for trading on any United States national securities exchange, the daily closing price for the Common Shares on the Nasdaq National or Nasdaq Small-Cap Market ("Nasdaq"); (iii) if the Common Shares are not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the daily closing price of the Common Shares on the principal stock exchange in Canada on which the Common Shares are listed (expressed in United States dollars based upon the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York); (iv) if the Common Shares are not listed or admitted to trading on any United States national or Canadian national securities exchange or on Nasdaq, the average of the reported bid and asked prices on the trading day preceding such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation; or (v) if the Common Shares are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Corporation and the holder of a majority of the shares of this Series then outstanding; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Corporation and the holder of a majority of the shares of this Series then outstanding or, if that selection cannot be made within an additional 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

          (ii) Except as provided in paragraph 7(g)(iii) or 7(g)(vi) below, if and whenever on or after the Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 7(g)(ii)(1) to
     (8), inclusive, be deemed to have issued or sold (such issuance or sale, whether actual or deemed, the "Triggering Transaction") any Common Shares for a consideration per share less than,

               (I) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such Triggering Transaction the Conversion

          Price  shall,  subject  to  subparagraphs  (1) to (8) of this  Section
          7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing: (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by (H) an amount equal to the sum of
          (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of Common Shares issued (or deemed to be issued in accordance with subparagraphs 7(g)(ii)(l) to (8)) in connection with the Triggering Transaction; or

               (II) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such Triggering Transaction, the Conversion Price shall, subject to subparagraphs (1) to (8) of this Section 7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of Common Shares which the aggregate consideration received by the Corporation upon such Triggering Transaction would purchase at the average Market Price for the ten trading days immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Common Shares Deemed Outstanding immediately after such Triggering Transaction.

     For purposes of determining the adjusted Conversion Price under this paragraph 7(g)(ii), the following subsections (1) to (8), inclusive, shall be applicable:

          (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in an amalgamation or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Shares are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of the granting of such Options (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) or the Conversion Price in effect immediately prior to the time of the granting of such Options (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum number of Common Shares issuable upon the exercise of such Options or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

          (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in an amalgamation or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of such issue or sale (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq

     National Market) or the Conversion Price in effect immediately prior to the time of such issue or sale (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 7(g)(ii) or 7(g)(iv)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (6) In case any Common Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters' discounts or commissions related to such issue or sale). In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

          (7) In case the Corporation shall declare a dividend or make any other distribution upon the share capital of the Corporation payable in Common Shares, Options, or Convertible Securities, then in such case any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (8) For purposes of this paragraph 7(g)(ii), in case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     (iii) In the event the Corporation shall declare a dividend upon the Common Shares (other than a dividend payable in Common Shares covered by subparagraph 7(g)(ii)(7)) payable otherwise than out of earnings or earned surplus, determined in accordance with U.S. generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any shares of this Series, the Corporation shall, subject to applicable law, pay to the person converting such shares of this Series an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Shares by reason of stock splits, stock dividends, amalgamations or reorganizations, or for any other reason). For the purposes of this paragraph 7(g)(iii), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

     (iv) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Shares covered by paragraph 7(g)(ii)(7)) its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (v) If any capital reorganization or reclassification of the share capital of the Corporation, or amalgamation of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, amalgamation or sale, lawful and adequate provision shall be made whereby the holders of shares of this Series shall have the right to acquire and receive upon conversion of the shares of this Series, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Shares, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, amalgamation or sale) with respect to or in exchange for such number of outstanding Common Shares of the Corporation as would have been received upon conversion of the shares of this Series at the Conversion Price then in effect. The Corporation will not effect any such amalgamation or sale, unless prior to the consummation thereof the amalgamated corporation or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the shares of this Series at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding
Common Shares of the Corporation, the Corporation shall not effect any amalgamation or sale with the person having made such offer or with any Affiliate (as defined below) of such person, unless prior to the consummation of such amalgamation or sale the holders of the shares of this Series shall have been given a reasonable opportunity to then elect to receive upon the conversion of the shares of this Series either the stock, securities or assets then issuable with respect to the Common Shares of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

     (vi) The provisions of this Section 7(g) shall not apply to any Common Shares issued, issuable or deemed outstanding under subparagraphs 7(g)(ii)(1) to
(8) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the Warburg Warrants or (iv) on conversion of the shares of this Series or the sale of any additional shares of this Series.

     (vii) In the event that:

          (1) the Corporation shall declare any cash dividend upon its Common Shares, or

          (2) the Corporation shall declare any dividend upon its Common Shares payable in stock or make any special dividend or other distribution to the holders of its Common Shares, or

          (3) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights, or

          (4) there shall be any capital reorganization or reclassification of the share capital of the Corporation, including any subdivision or combination of its outstanding

     Common Shares, or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the shares of this Series:

          (A) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up; and

          (B) in the case of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the shares of this Series at the last address of each such holder appearing on the books of the Corporation.

     (viii) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of the Common Shares of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 7(g)(ii) hereof, then each holder of shares of this Series shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 7(g)(vii)) and upon the terms applicable to such Purchase Rights either:

          (A) the aggregate Purchase Rights which such holder could have acquired if it had held the number of Common Shares acquirable upon conversion of shares of this Series immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the shares of this Series as soon as possible after such exercise and it shall not be necessary for the exercising holder of the shares of this Series specifically to request delivery of such rights; or

          (B) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Common Shares or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

     (ix) If any event occurs as to which, in the opinion of the Board, the provisions of this Section 7(g) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the shares of this Series in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7(g) except in the case of a combination of shares of a type contemplated in paragraph 7(g)(iv) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 7(g)(iv).

     "(h) No fractional Common Shares shall be issued upon the conversion of any share or shares of this Series. If any fractional interest in a Common Share would, except for the provisions of this Section 7(h), be deliverable upon the conversion of any share or shares of this Series, the Corporation shall in lieu of delivering the fractional Common Share therefor satisfy such fractional interest by payment to the holder of such surrendered share or shares of this Series of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, computed on the basis of the Market Price of the Common Shares on the date of such conversion, provided, however, that no amount shall be paid by the Corporation to such holder of less than U.S. $5.00.

     "(i) The Corporation shall be entitled to effect the mandatory conversion, in whole or in part, of the shares of this Series in accordance with this
Section 7 if all of the following conditions ("Mandatory Conversion Conditions") have been satisfied as of the date of the notice described below:

     (a) the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market at a Market Price greater than U.S. $8.00 per Common Share on each of the 10 consecutive trading days preceding such date; and (b) the Corporation's EBTA for the three consecutive fiscal quarters preceding such date, as reported in or derived from the Corporation's quarterly or annual reports filed with the Securities and Exchange Commission, shall have averaged at least U.S. $0.35 per Fully Diluted Common Share per fiscal quarter. All references to per share amounts or prices with respect to the above conditions shall be appropriately adjusted for any subdivision, consolidation, or reclassification of the Common Shares.

     Upon such mandatory conversion, each share of this Series subject to such conversion shall be converted into Common Shares at the then effective
Conversion Price for such shares. In case the Corporation shall desire to exercise the right to convert all or, as the case may be, any shares of this Series in accordance with the right to do so, it shall provide notice to the holders of the shares of this Series to be converted as hereinafter provided in this Section 7(i)."

     "(i) A notice of conversion shall be given to the holders of shares of this Series to be converted by mailing by first-class mail to their last addresses as they shall appear upon the register for shares of this Series not less than 120 calendar days prior to the date fixed for conversion.

     "(ii) Each such notice of conversion (A) shall specify the date fixed for conversion and the number of Common Shares issuable to the holder of a share of this Series upon such conversion, (B) shall state the offices or agencies to be maintained by the Corporation for the purpose of such conversion, upon presentation and surrender of such shares of this Series and (C) if less than all the shares of this Series are to be converted, shall specify the number of shares of this Series held by each holder, and the serial numbers of the certificates thereof, to be converted. In case any certificate representing shares of this Series is to be converted in part only, the notice of conversion which relates to such certificate shall state the number of shares of this Series represented by such certificate to be converted and shall state that on and after the conversion date, upon surrender of such certificate, a new certificate or certificates for a number of shares of this Series equal to the unconverted portion thereof will be issued.

     "(j) The Corporation will at all times reserve and keep available, solely for the purposes of the issuance of Common Shares upon conversion of the shares of this Series, the full number of Common Shares as shall be issuable upon the conversion of all such outstanding shares of this Series.

     The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of the shares of this Series and, that if any Common Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any U.S. (federal or state) or Canadian law or the laws of any province or territory of Canada before such Common Shares may be validly issued or delivered upon conversion, the Corporation will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

     "All Common Shares which shall be issued upon conversion of the shares of this Series will upon issuance be fully paid and nonassessable and not subject to preemptive rights.

     "(k) The issuance of certificates for Common Shares upon conversion of shares of this Series shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the share or shares of this Series so converted, the holder thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

     "(l) In case (A) the Corporation shall take any action which would require an adjustment in the number of Common Shares issuable to holders of shares of this Series upon conversion thereof pursuant to Section 7(g) above; or (B) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be given to the holders of the shares of this Series at least ten days prior to the applicable record date hereinafter specified, a notice of (X) the date on which a record is to be taken for the purpose of any dividend, distribution or grant to holders of Common Shares which would require such an adjustment, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, or grant are to be determined or (Y) the date on which such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property or other assets deliverable upon such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any proceedings described in subparagraphs (A) or (B) of this Section 7(l).

     "8. Miscellaneous.

     "(a) For the purposes hereof:

          "(i) the term "outstanding", when used in reference to shares of this Series, shall mean issued shares of this Series, excluding shares of this Series called for redemption; and

          "(ii) any shares of a series or class of shares of the Corporation shall be deemed to rank:

               "(A) prior to shares of this Series, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to receipt from the Corporation of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of this Series, as the case may be;

               "(B) on a parity with or equal to shares of this Series, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to the receipt from the Corporation of dividends or of amounts distributable upon liquidation to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such shares of a series or class of shares and the holders of shares of this Series; and

               "(C) subordinate to shares of this Series, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the rights of the holders of such shares of a series or class of shares shall be subordinate to the rights of the holders of shares of this Series in respect of the receipt from the Corporation of dividends and of amounts distributable upon liquidation, dissolution or winding up, including, without limitation, the Common Shares of the Corporation.

     "(b) So long as any shares of this Series are outstanding, in the event of any conflict between the provisions hereof and any corporate document of the Corporation (both as presently existing or hereafter amended and supplemented) the provisions hereof, as the same may be amended or supplemented, shall be and remain controlling.

     "(c) The holders of the shares of this Series shall have no preemptive rights.